SECOND AMENDMENT TO EQUIPMENT LEASE AGREEMENT

This SECOND AMENDMENT TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) is dated effective as of March 2, 2011, and is entered into by and between GK FINANCING, LLC, a California limited liability company (“GKF”), and LEHIGH VALLEY HOSPITAL, a not-for-profit Pennsylvania hospital corporation (“LVH”), with reference to the following facts:

Recitals:

A.           GKF and LVH are parties to (i) a certain Equipment Lease Agreement dated May 28, 2003, and (ii) a certain First Amendment to Equipment Lease Agreement dated November 29, 2006 (such Equipment Lease Agreement, as amended by such First Amendment, is hereinafter referred to as the “Lease”), pursuant to which LVH leases from GKF, a Leksell Stereotactic Gamma Unit, Model C with Automatic Positioning System (the “Model C”).

B.           The parties desire to further amend the Lease as set forth herein, pursuant to which (i) the Equipment will be upgraded to a Leksell Gamma Knife Perfexion (the “Perfexion”); (ii) LVH will acquire title to the Perfexion; and (iii) the Lease will be terminated.

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement:

1.           Defined Terms.  Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.

2.           Equipment Upgrade. Subject to the terms and conditions set forth herein, GKF will acquire title to a Perfexion unit on or around August 2011, which shall have the specifications and product identification information listed on Exhibit A attached hereto and incorporated herein.

3.           LGK Agreement.  Concurrently with the execution of this Amendment, LVH shall enter into a mutually acceptable Leksell Gamma Knife End User Agreement (the “LGK Agreement”) with Elekta pertaining to the Perfexion.  The LGK Agreement is attached hereto and incorporated herein as Exhibit B.

4.           Termination Payment.  LVH shall pay to GKF, by check or wire transfer, without deduction or setoff, the aggregate sum of Five Million Four Hundred Thousand Dollars ($5,400,000) (the “Termination Payment”), payable in installments as follows:

a.           Concurrently with the execution of this Amendment, LVH shall pay to GKF the sum of Two Million Dollars ($2,000,000);

b.           Upon confirmation by Elekta that the Perfexion has left Elekta’s facilities for shipment to LVH, LVH shall pay to GKF the sum of Three Million Dollars ($3,000,000); and

c.           Upon the successful completion of acceptance testing of the Perfexion using Elekta’s standard acceptance testing protocols, which are attached hereto and incorporated herein as Exhibit C, LVH shall pay to GKF the sum of Four Hundred Thousand Dollars ($400,000).

5.           Transfer of Title to the Perfexion.  Upon GKF’s receipt of the full amount of the Termination Payment, GKF shall execute and deliver to LVH a Bill of Sale in the form attached hereto as Exhibit D, pursuant to which GKF shall transfer to LVH, all of GKF’s right, title and interest in and to the Perfexion, free and clear of all liens and encumbrances.  In addition, said Bill of Sale shall also transfer to LVH, all of GKF’s right, title, and interest in and to those warranties, servicing rights, and other contractual rights pertaining to the ownership of the Perfexion that GKF may have with Elekta relating to the Perfexion.

6.           Unloading, De-installation and Removal of the Model C.  GKF will be responsible to pay any and all  rigging costs associated with the unloading, de-installation and removal of the Model C located at LVH, and GKF will contract with Elekta upon mutually agreeable terms, at GKF’s cost, for unloading the Cobalt from the Model C and de-installation and removal of the Model C.  Any unloading, de-installation and removal activities performed by GKF, Elekta or any of their representatives shall be performed in accordance with all applicable Federal, state and local laws, and GKF, Elekta and their representatives shall be responsible, apply for and obtain any and all licenses, permits, approvals, consents and authorizations related to said unloading, de-installation and removal.  GKF shall retain all ownership rights and title to the Model C, which shall be used by GKF as a trade-in towards the Perfexion.  Notwithstanding anything to the contrary set forth in the Lease or herein, LVH shall have no ownership interest (or option to purchase any ownership interest) in the Model C, and LVH hereby waives any ownership interest (or option to purchase any ownership interest) in the Model C.

7.           Perfexion Installation.  LVH shall be solely responsible for all costs and expenses related to the construction and preparation of the Site and the installation of the Perfexion at the Site in the same manner and subject to the same standards and requirements as set forth in the Lease as previously applied to the construction and preparation of the Site and the installation of the Model C.  In furtherance of the foregoing, LVH shall apply for and obtain (with GKF’s reasonable assistance), at LVH’s sole cost and expense, in a timely manner all licenses, permits, approvals, consents and authorizations which may be required by federal, state or local governmental or other regulatory agencies for the development, construction, and preparation of the site, the charging of the Perfexion with its Cobalt supply, testing of the Perfexion, and the use of the Perfexion.  If the Perfexion is to be installed at LVH’s Cedar Crest campus in Allentown, PA (the “Cedar Crest Site”), then, (a) the parties will coordinate the installation of the Perfexion, the unloading, de-installation and removal of the Model C (from LVH’s Muhlenberg campus in Bethlehem, PA) and the Cobalt source loading and unloading from Perfexion and the Model C, all within a single episode by the third party vendor; and (b) if needed, the costs of storing or warehousing the Perfexion shall be paid by GKF pending completion by LVH of the construction and preparation of the Cedar Crest Site, provided that GKF shall have no obligation to pay or reimburse any such storage or warehousing costs that are incurred after the date that is one hundred twenty (120) days from the date of shipment of the Perfexion from Elekta’s facilities.  LVH shall enter into a service agreement directly with Elekta for the Perfexion, which service agreement shall become effective upon the successful completion of acceptance testing of the Perfexion as described above.

8.           Early Termination of Lease.

a.           Transition Period.  So long as LVH is not then in breach of any of its material obligations under this Amendment and/or the Lease (and no act, event or condition has occurred that with the giving of notice and/or the passage of time would constitute such a material breach), then, during the period (the “Transition Period”) commencing from and after December 31, 2010 or the date this Amendment is executed and delivered by LVH, whichever occurs later (the “Transition Period Commencement Date”), until the Early Termination Date (as hereinafter defined), (i) with respect to Procedures performed during the Transition Period only, LVH shall be released from its obligations under Sections 8 (Per Procedure Payments) and no Lease Payments for those Procedures performed during the Transition Period shall be due to GKF from LVH; (ii) LVH shall be released from its obligations under Section 10.3 (pertaining to marketing support) of the Lease; (iii) GKF shall be released from its obligations under Sections 7 (Marketing Support) and 12.1 (pertaining to maintenance of Equipment) of the Lease; (iv) LVH will have the right to continue to use the Model C until its de-installation by GKF; and (v) all operating costs and expenses pertaining to the Model C will be the responsibility of LVH, including, but not limited to, service, maintenance and insurance expenses.  For the avoidance of doubt, it is understood and acknowledged that all of LVH’s and GKF’s respective obligations arising under the Lease prior to the Transition Period Commencement Date shall remain in full force and effect, including, without limitation, LVH’s obligation to pay Lease Payments to GKF for those Procedures performed prior to the Transition Period Commencement Date.

b.           Early Termination Date.  On the date on which GKF shall have received the full amount of the Termination Payment and all installments thereof (the “Early Termination Date”), the Lease shall be terminated and of no further force and effect; provided, however, that those provisions of the Lease and/or this Amendment that are expressly stated to survive termination of the Lease and/or this Amendment shall survive and remain applicable beyond the Early Termination Date.

9.           No Warranties by GKF. LVH warrants that upon the successful completion of acceptance testing of the Perfexion as described above, LVH shall have (a) thoroughly inspected the Perfexion, (b) determined that the Perfexion is consistent with size, design, capacity and manufacture selected by it, and (c) satisfied itself that to the best of its knowledge the Perfexion is suitable for LVH’s intended purposes and is good working order, condition and repair.  GKF SUPPLIES THE PERFEXION UNDER THIS AGREEMENT IN ITS “AS IS” CONDITION.  GKF, NOT BEING THE MANUFACTURER OF THE PERFEXION OR THE MANUFACTURER’S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE PERFEXION’S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE.  As between GKF and LVH, LVH shall bear all risks with respect to the foregoing warranties.  GKF shall not be liable hereunder for, any claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Perfexion, including injury to persons or property resulting from the failure of, defective or faulty design, operating, condition, suitability or use of the Perfexion.  All warranty or other similar claims with respect to the Perfexion shall be made by LVH solely and exclusively against persons other than GKF, including Elekta or any other manufacturers or suppliers.  In this regard and with prior written approval of GKF, LVH may, in GKF’s name, but at LVH’s sole cost and expense, enforce all warranties, agreements or representations, if any, which may have been made by Elekta or manufacturers, suppliers or other third parties regarding the Perfexion to GKF or LVH.  GKF shall not be responsible for the delivery, installation or operation of the Perfexion or for any delay or inadequacy of any or all of the foregoing.

10.           Article 2A Notice.  The parties hereto agree that, notwithstanding anything to the contrary set forth herein, the Lease and this Amendment are and shall be treated and interpreted as a "finance lease," as such term is defined in Article 2A, Section 103 of the Uniform Commercial Code, and that GKF shall be treated as a finance lessor who is entitled to the benefits and releases from liability accorded to a finance lessor under Article 2A of the Uniform Commercial Code.  In furtherance of the foregoing, LVH acknowledges that, before signing this Amendment, GKF has informed LVH in writing (a) that Elekta is the entity supplying the Perfexion to GKF, (b) that LVH is entitled (under Article 2A of the Uniform Commercial Code) to the promises and warranties, including those of any third party, provided to GKF by Elekta which is the entity supplying the goods in connection with or as part of the contract by which GKF acquired the Perfexion or the right to possession and use of the Perfexion, and (c) that LVH may communicate with Elekta and receive an accurate and complete statement of those promises and warranties, including any disclaimers and limitations of them or of remedies.  LVH also acknowledges that LVH has selected Elekta to supply the Perfexion and has directed GKF to acquire the Perfexion or the right to possession and use of the Perfexion from Elekta.

11.           Full Force and Effect.  Except as amended by this Amendment, all of the terms and provisions of the Lease shall remain in full force and effect.  To the extent any of the terms of the Lease conflict with the terms of this Amendment, the terms and provisions of this Amendment shall prevail and control.

12.           Miscellaneous.  This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument.  The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment.  This Amendment together with the Exhibits attached hereto constitutes the full and complete agreement and understanding between the parties hereto concerning the subject matter hereof and shall supersede any and all prior written and oral agreements with regard to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:		LVH:

GK FINANCING, LLC		LEHIGH VALLEY HOSPITAL

By:	/s/ Ernest A. Bates, M.D.	By:	/s/ Ronald W. Swinfard, MD
	Ernest A. Bates, M.D.		Ronald W. Swinfard, MD
	President and CEO		President and CEO

Exhibit A

PERFEXION EQUIPMENT

Qty	Description	Article no.
1	Leksell Gamma Knife® PERFEXION™	715000
1	Leksell GammaPlan® PFX™	1006938
1	PERFEXION™ system tool kit
Site planning
Installation and commissioning
Decommissioning and recycling of old system

1	Support and Education & Training for upgrade to PERFEXION™	SER PERFEXION 0011
2	Leksell Coordinate Frame Kit for PERFEXION™
1	Leksell Gamma Knife Dosimetry Phantom
1	Film Holder Tool

PERFEXION™ system tool kit
Includes:
QA tool	1001182
For radiation focus precision check.

Frame Cap	717960
The frame cap is used during patient preparation for a treatment with Leksell Gamma Knife® PERFEXION™. It is intended as a quick measurement tool to facilitate a smooth workflow.

Site planning
- Site visit and survey by Elekta service staff for complete site planning.

Installation and commissioning
  - System installation and performance of acceptance test procedures.

 Standard LGP for LGK PERFEXION
Includes one (1) Leksell GammaPlan® (LGP) license for creating new treatment plans for Leksell Gamma Knife® PERFEXIONTM .This main license allows the addition, management and storage of an unlimited number patient records and treatment plans. LGP also allows the visualization of treatment plans created at other LGK units.

 Color Printer 110V
Network color laser printer with
-         Ethernet connector, minimum speed 10/100
-         Support for Postscript Level 3 printing
-         Power supply 110 V
-         English menus and labels
-         Support for printing A4, US letter, US executive and US legal
Delivered model: HP Color Laser Jet or similar

Technical Specifications

Workflow
Automatic positioning system	Couch integrated
Typical repositioning time	< 3 s
Typical collimator size setup time	< 3 s
Blocked collimation setup time	< 3 s
Mixed collimation setup time (Composite shot)	< 3 s
Check and verify	100%
QA procedure	Automatic
Accuracy
Radiological accuracy	< 0.5 mm

Positioning repeatability	< 0.05 mm
Maximum patient weight	210 kg (460 pounds)
Treatment planning
Treatment planning system	PC/Linux based
Dynamic shaping	Yes
Remote planning	Yes
Image co-registration	Yes
PET supported	Yes
Mechanical treatment range X/Y/Z	160/180/220 mm
Shape of accessible volume	Cylindrical
Real collimator sizes	4,8,16 mm diameter
Radiation data
Total cobalt-60 activity at loading (approx.)	< 6,600 Curie (2.44 x 1014 Bq)
Number of radiation sources	192
Radiation dose rate at focal point at loading	> 3 Gy/min
Physical data
Overall length, including cover	4.46 m
Overall width, including cover	2.12 m
Overall height, including cover	1.91 m
Total weight (approximate)	20,000 kg

Radiation unit
The radiation unit is the radiation delivery system. It houses 192 Cobalt-60 sources and the collimator system that directs the radiation to the focus point. The radiation unit incorporates the management of the shielding doors and electro-mechanics of the source sectors.

The following section describes selected components within the radiation unit.
All components are chosen from well-recognized suppliers to secure reliability and to optimize performance of the system.

Collimator body with radiation shielding
Collimator body	Tungsten body with 576 collimator channels.
Collimators	Tungsten collimator inserts.
Pre-collimator	576 lead pre-collimator channels.
Outer shielding	Cast iron.
Inner shielding	Tungsten and lead.
Bearing for collimator body	Crossed roller bearing. Static axial load 680000 N
Shielding doors	Steel.
Shielding strips	Stainless Steel.
Servo Controller	High precision, fully digital servo drive with embedded intelligence.
Motor	DC motor with 2000 line encoder
Linear guide
Linear guide blocks	Caged ball technology.
Gear	Planetary gear
Clutch	Ratchetting clutch
8 source carrying sector units
Sector	Aluminum. 24 source housing
Shafts	Induction hardened stainless steel.
Bearings	Graphite bushings
Motor	24V DC motor
Encoder	500 impulses/turn
Linear guide unit	Repeatability: ±0.003mm.
Linear encoder	Absolute Linear encoder.
Solenoid	Photo-micro sensor.
Servo controllers	Intelligent servo card

Patient Positioning System
The Patient Positioning System is the component of the PERFEXION™ system that the patient reclines on for treatment and is positioned relative the point of focus in the radiation unit.

The following section describes selected components within the Patient Positioning System.
All components are chosen from well-recognized suppliers to secure reliability and to optimize the performance of Leksell Gamma Knife PERFEXION.

Couch framework with X/Y/Z drive
Framework	20 mm zinc chromated steel
Motors	DC motors with 2000 line encoders.
Gear	X/Y-axis Planetary gear 30:1 Z-axis Planetary gear 4:1
Ball screws Bearing houses Support bearings	X/Z -axis.
Screw jack	Y-axis: Integrated safety nut.
Linear guides
Linear guide blocks	Caged ball technology.
Solenoid	Y-axis: Photo-micro sensor.
Linear encoders	Absolute Linear encoders. Accuracy grade +/- 0.005mm.
Servo Controllers	High precision, fully digital servo drive, with embedded intelligence.
Frame fixation	Hardened stainless steel
Comfort system
Mattress support	Sandwich structure with aluminum honeycomb core and steel sheets
Actuator	DC actuator
Ball bearing	Stainless steel.
Covers
Radiation unit and couch covers	3 layers glass reinforced polyester. Meets ASTM E84 with flame spread index less than 75. Flammability rating V-0 according to UL 94.

Control System

Office Cabinet
Includes:

MCU - Main Computer Unit

Office UPS - Uninterrupted Power Supply

Ethernet Switch

Operators Console
Includes:

CIU - Connection and Isolation Unit
The CIU is powered by the office UPS and the internal power supply converting 100-250VAC to 24VDC.

PSS - Patient Surveillance system
The PSS is included in the operator console as a separate unit and handles the video/audio signals of the PERFEXION™ system.
It is possible to connect a video recorder on the ‘auxiliary’ outputs.
External audio system, e.g., patients MP3 player, can be connected and played over the sound system integrated in the radiation unit covers.

MCU Monitor
19” Flat screen, UL-approved.
The MCU Monitor shows the Graphical User Interface of the MCU.

PSS Monitor
19” Flat screen, UL-approved.
The PSS monitor shows the video from the patient camera and provides the sound from the patient microphone.

Treatment room Monitor
19” Flat screen, UL-approved.
The treatment room monitor displays the same information as the MCU monitor on the operators console.

Treatment room Camera
The treatment room camera provides video to the PSS Monitor in the Operators Area.

Medical Cabinet
Includes:

SDU - Sector Drive Unit
The SDU contains 8 servo controllers (one for each sector)..

ECU - Electronic Control Unit
The Control Unit consists of two complete Power PCs (PPC) with peripherals (RAM, ROM, inputs, outputs, CAN interfaces).

Medical UPS - Uninterrupted Power Supply
The medical UPS delivers 24VDC and 48VDC needed for the PERFEXION™ system. It is approved for medical use.

Radiation phantom

The Radiation Phantom with Cassettes is used for calibrating the absorbed dose rate of Leksell Gamma Knife®.

Leksell GammaPlan® for Leksell Gamma Knife® PERFEXIONTM includes:

1           STANDARD LGP FOR PERFEXION LICENSE

Includes one (1) Leksell GammaPlan® (LGP) license for creating new treatment plans for Leksell Gamma Knife® PERFEXION™ .This main license allows the addition, management and storage of an unlimited number patient records and treatment plans. LGP also allows the visualization of treatment plans created at other LGK units.

1           RETREATMENT™  LICENSE

This software add-on facilitates planning of treatments days before surgery, the assessment of treatments and re-treatments. Users are free to plan days ahead of treatment, to prepare tomorrow’s follow-ups and plan additional treatment. Re-Treatment™ also lets any user to integrate images and vital treatment information from previous plans. It is a powerful tool to import and display previous key treatment data in the new treatment images. Imported data are user defined regions (targets, risk structures) and prescription isodose. It increases the customer confidence when treating new lesions after an initial treatment.

1           WARPSPEED™, REAL-TIME DOSE UPDATE LICENSE

This add-on speeds up planning by allowing the update of isodoses instantly during planning. Isodoses displayed in any workspace are instantly updated whenever one or several isocenters are added, modified, or removed. It is possible to fully apprehend the potential of composite shots, while also simplifying the elaboration of new dose plans. WarpSpeed™ provides a shorter learning curve, more intuitive and faster planning.

1           FUNCTIONAL PLANNING™ LICENSE

This software add-on allows users to perform some functional procedures based on the definition on the AC-PC line the visualization of functional targets based on functional target formulas.

1           IMAGEMERGE™ LICENSE

This software add-on allows an automatic or manual co-registration of any frameless image studies with a frame based reference study. Once co-registered, the frameless image can be used in LGP like any other study. Supports MR, CT and PET images (requires the optional module ColorPET™).

1           COLOR PET™ LICENSE

The ColorPET™ software add-on help users to can combine the physiological data of PET images with the anatomical data of CT and MR images using predefined color lookup tables. Requires the ImageMerge software add-on.

INFORMATION TO BE FURNISHED BY BUYER

Not later than six months prior to the Contractual Delivery Date or two weeks after the Effective Date, whichever occurs later, Buyer shall inform Seller in writing of:

(i)    the orientation of the LGK

(ii)   the minimum lengths of cables required to connect the LGK at the Site; and

(iii)  the manufacturer and model numbers of the CT, MRI and angiographic equipment which Buyer intends to use in connection with the LGK.

Exhibit B

LGK AGREEMENT

Prepared for

Lehigh Valley Hospital
Allentown, PA

February 28, 2011

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

LEKSELL GAMMA KNIFE® END USER AGREEMENT

THIS AGREEMENT is entered into as of the 28th day of February, 2011 by and between ELEKTA, INC., a corporation organized and existing under the laws of Georgia (hereinafter referred to as “Elekta”), and Lehigh Valley Hospital, organized and existing under the laws of Pennsylvania , located in Allentown, PA, (hereinafter referred to as “End User”).

WITNESSETH:

WHEREAS, Elekta has agreed to sell the “Leksell Gamma Knife®” system (hereinafter defined and referred to as the “LGK® ”) to GK Financing, LLC, hereinafter referred to as “Buyer”), and

WHEREAS, Buyer has agreed to allow End User to operate and purchase the LGK® under separate agreement(s);

WHEREAS, Elekta and End User wish to enter this Agreement for their mutual benefit;

NOW THEREFORE, in consideration of the mutual covenants and obligations, warranties and indemnities herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  DEFINED TERMS.

The following words and terms shall have the meanings set forth opposite them in this Article I:

Acceptance Tests are those tests which demonstrate that the LGK® meets the manufacturer’s specification and which are defined in the Purchase and License Agreement between Buyer and Elekta.
“Affiliate(s)” means, with reference to a specified person or entity, any person/entity that directly or indirectly controls or is controlled by or is under common control with the specified person/entity.  The term “control” means the direct or indirect ownership of a majority of the outstanding voting securities of a corporate entity.

Charging means all handling of the Cobalt Supply at the Site and the installation of such Cobalt Supply in the LGK®.
Cobalt Supply means the supply of the Cobalt-60 sources to be installed in the LGK®.
Effective Date is the date of execution of this Agreement by the End User, as indicated in this Agreement.
Hardware shall mean that computer hardware and related equipment described in the Scope of Supply (Exhibit A) attached hereto.
Operating Agreement shall mean the Agreement between Buyer and End User pursuant to which Buyer shall allow for the use of the LGK® by End User.
LGK® is the device, which is technically specified in Exhibit A hereto, to be sold, delivered, and installed by Elekta at the Site.
LGP Software means the dose planning software for the LGK®, which is described in the Scope of Supply (Exhibit A) attached hereto.
Site shall mean that location described on the Exhibit B hereto.
Site Planning Criteria are the requirements which the Site must meet to properly accommodate the LGK® and are defined in the Purchase and License Agreement between Elekta and Buyer.
Specification refers to the technical standards with which the LGK® shall comply, as described in Exhibit A hereto.

ARTICLE II.  PERMITS

2.1           Permits.  End User shall obtain any license (the “User License”) from the Nuclear Regulatory Commission (or relevant state agency if the Site is located in an “Agreement State”) authorizing it to take possession of the Cobalt Supply and shall obtain such other licenses, permits, approvals, consents and authorizations which may be required by local governmental or other regulatory agencies for the Site, its preparation, the Charging of the LGK® with its Cobalt Supply, the conduct of Acceptance Tests, and the use of the LGK®. End User shall not run, operate, or otherwise use the LGK®, except for the purpose of conducting the Acceptance Tests, until the Acceptance Tests have been successfully completed.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

ARTICLE III.  OPERATION AND TRAINING.

3.1       Operation.  End User warrants and covenants that the LGK® shall not be run, operated or otherwise used, except by and to qualified employees or physicians, who are suitably skilled and experienced to use the LGK®.
3.2       Technical Training.  Elekta shall provide to four (4) persons on the End User’’s staff instruction relating to the technical operation and maintenance of the LGK. Such instruction shall not exceed two consecutive days and will be provided on site by installation personnel at the time of install.
3.3       Clinical Training. Clinical Training Program.  Indications, Technique, Literature, etc. as described in Exhibit A.
3.4       Post Clinical Start Up Site Visit. Elekta shall provide a one-day site visit from one Clinical Applications representative.  The visit must be arranged within 3-6 months post clinical start up.  The commitment will expire thereafter unless documented alternate arrangements are made.  The purpose is to ensure the customer is comfortable using all features in the Leksell GammaPlan® PERFEXION™ software.
3.5       LGK® Software.  Elekta hereby consents to Buyer’s sublicense to End User of the LGK® Software, to be utilized only for the purpose of planning dosages of treatments to be performed with the LGK®.  A copy of the LGK® Software License from Elekta to Buyer is attached hereto as Exhibit D End User agrees that its sublicense to the LGK® Software shall be subject to the terms and conditions of Exhibit D hereto.  End User agrees, in favor of Elekta, to perform the obligations assigned to Buyer in Exhibit D hereto.  In the event the sublicense of the LGK® Software from Buyer to End User is terminated due to an act or omission of Buyer and without fault of the End User, then End User shall have the right to obtain from Elekta a direct royalty-free license to utilize the LGK® Software on the terms and conditions described in Exhibit D hereto.
3.6           Intellectual Property.
(a)           End User hereby acknowledges that the trademarks Gamma Knife® and Leksell Gamma Knife® (collectively, the “Mark”) are protected by United States federal registrations and the Mark constitutes valuable intellectual property of an affiliate of Elekta in which it has established substantial goodwill.  End User hereby acknowledges that proper use of the Mark in any advertising of End User’s own surgical services performed with the LGK® surgical instrument is highly important to maintaining such value and goodwill.
(b)           Subject to the terms and conditions of this section, Elekta, as agent for Elekta AB. of Geneva, Switzerland, the owner of the Mark, hereby grants End-User a non-exclusive, royalty-free license without right to sublicense solely for the purpose of using the Mark in connection with the promotion and advertising of any of End User’s own services to be performed by use of the LGK® surgical instrument.
(c)            End User, in the conduct of End User’s business, is strictly prohibited from using the Mark in or as its official legal name.  However, End User may use the trademark as part of the following fictitious trade name:

“Gamma Knife®  ® Center of _________________________”

As long as End User utilizes a fictitious trade name which includes the Mark, End User shall not perform radiosurgical services with any equipment other than the LGK®.  If End User performs any radiosurgical service with any equipment other than the LGK® or if End User ceases to perform radiosurgical services with the LGK®, End User shall immediately cease utilizing the Mark as part of its fictitious trade name.

(d)           In advertising, references to the Mark must include the registration symbol ® and such symbol must be used at least once per piece of advertising material. along with the words “Gamma Knife®  and Leksell Gamma Knife® are U.S. federally registered trademarks of Elekta AB” somewhere in the advertisement.  Elekta reserves the right to require End User to discontinue the use of advertising that does not conform to such requirements.
(e)           End User may use the words “Gamma Knife® Center of [add distinctive name]” and/or “Add Distinctive Name” Gamma Knife® Center as part of any internet domain name, or URL, telephone number or other communications address or symbol provided that the full name, “Gamma Knife® Center of [add distinctive name]” is used.  User may use a variation or abbreviation of such term only after obtaining Elekta’s prior written consent to the proposed use in question.  User may not under any circumstances, use the words “gamma Knife®  ” alone, for any internet domain name, or URL, telephone number or other communications address or symbol.
(f)            All advertising or promotional materials in which the mark is utilized shall comply with all applicable laws and regulations as well as the standards of proper advertising.
(g)           Elekta shall have the right to terminate the license granted in this section with immediate effect if End User violates any provision of this section or utilizes the Mark in any manner which, in the sole opinion of Elekta, presents a reasonable possibility of damage to the Mark.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

(h)           Upon termination of the license granted by this section, End User shall immediately cease all use of the mark, including, but not limited to, the use permitted under subsection (e) of this section.
(i)            Buyer acknowledges that a breach of any of its covenants or agreements hereunder will cause immediate and irreparable harm to Elekta and Elekta Instrument S.A.   End User acknowledges and agrees that no adequate remedy at law exists for any such breach, and End User agrees that in the event of such a breach Elekta shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

ARTICLE IV.  CONFIDENTIALITY

4.1           End User shall treat and maintain as confidential all technical information and know-how to it pursuant to this Agreement (including LGK® Software),  except for know-how specifically designated as non-confidential pursuant to this Agreement or otherwise so designated by the Elekta.  End User shall not disclose any aspect of such know-how (including the LGK® Software) to any other Person, including any corporation or governmental or quasi-governmental agency; provided that, End User shall have the right to disclose such know-how to its employees and resident physicians to the extent necessary for use of the LGK®, but End User shall be responsible to ensure that such know-how is not disclosed by such persons.
4.2           The provisions of this Article IV shall survive the termination of this Agreement and shall apply with equal force to any technical information or know-how concerning the LGK® acquired by End User other than pursuant to this Agreement.
4.3           The obligations of confidentiality and restriction of access pursuant to this Article IV shall not apply to any trade secret or confidential information that was (a) in the public domain at the time of such access or subsequently came in to the public domain through no fault of the Person subject to the provisions of Article IV; (b) rightfully known to the Person given such access prior to such access or developed independently by the Person given such access; (c) received by the Person given such access as a matter of right from a source other than a Person subject to the provisions of this Article IV; or (d) required to be disclosed by subpoena or court order, but Buyer shall give immediate notice of such subpoena or court order to Elekta and shall request the court to grant confidential treatment to the confidential information disclosed pursuant to such subpoena or court order.

ARTICLE V. WARRANTY AND REPAIR SERVICE AGREEMENT

5.1           Elekta provides the warranty for the LGK® set forth in the Purchase and License Agreement between End User and Elekta but which is noted in Exhibit C hereto.
5.2           On the first anniversary of the date on which the Installation Test Protocol is completed, a Maintenance and Support Service Agreement shall be in effect for five (5) years with the purpose of providing repair parts and services for the LGK®.

ARTICLE VI.  EXCUSABLE DELAYS

If the performance of this Agreement by Elekta or Buyer or any obligation of Elekta or Buyer hereunder is prevented, restricted or interfered with by reason of fire, explosion, acts of God, labor disputes or accidents affecting performance under this Agreement, or war, mobilization, civil commotions, blockade or embargo, or any law, regulation, ordinance or requirement of any government or regulatory agency, or any other act whatsoever similar to those above enumerated, or any other circumstance being beyond the reasonable control of Elekta or Buyer, then and in that event Elekta or Buyer, as the case may be, shall promptly notify the other parties hereto of the resulting difficulties therefrom, and any of the foregoing events shall excuse any performance required under this Agreement.

ARTICLE VII.  LIMITATION OF LIABILITY; INDEMNIFICATION.

7.1           The exclusive remedies of End User and Elekta’s sole liabilities for breaches of this Agreement shall be limited to those specifically provided for in Section 5.1 and in this Article VII.  In no event shall Elekta be liable to End User for loss of use, revenue or profit, or for any other indirect, incidental or consequential damage, whether arising in contract or tort.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

ARTICLE VIII.  MISCELLANEOUS PROVISIONS.

8.1           Assignment.  No party hereto shall assign its respective rights or obligations under this Agreement (including the LGP Software License) in whole or in part to any person without the prior written consent of the other party, except as provided in this Section 8.2 hereinafter.  In the event of any assignment or transfer by End User of its rights or duties under this Agreement or the Lease or of any sale, transfer, lease or sublease of the LGK® or any component thereof to a third party, End User shall obtain the prior approval of Elekta of the proposed transferee (such approval not to be unreasonably withheld) and cause such transferee, prior to such transfer, to sign (1) an agreement that any acquired interest in the LGK® System is subject to the terms and conditions of this Agreement and evidencing such transferee’s agreement to be bound, to the same extent as End User, by the then-surviving provisions of this Agreement, including but not limited to the technical and scientific information provisions (Section 3.3), the confidentiality provisions (Article IV), the provisions of Articles V and VII hereof, and the provisions of the LGK® Software License or (2) a similar agreement otherwise approved by the Elekta, which approval shall not be unreasonably withheld.
8.2           Subcontractors.  Elekta shall be entitled to appoint subcontractors or any other third parties for the performance or fulfillment in whole or in part of Elekta’s obligations under this Agreement without the consent of End User, and Elekta shall be fully responsible and liable for the performance of other entities.  Elekta shall be entitled to assign any of its rights or obligations hereunder to any of its Affiliates without the consent of End User, but Elekta agrees that it will be fully responsible for any obligations assigned to Elekta’s Affiliates hereunder.
8.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania  and the United States.
8.4           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior or contemporaneous agreements, negotiations or discussions between the parties with respect to the subject matter hereof.  No amendment of the provisions of this Agreement will be valid unless made in writing and signed by both parties hereto..
8.5           Acknowledgement.  It is acknowledged and agreed that (a) following the sale of the LGK Perfexion by Elekta to Buyer (including, but not limited to full payment of the contract price to Elekta), and subject to the satisfactioncompletion of certain conditions agreed uponEnd User’s obligations set forth in the Second Amendment To Equipment Lease Agreement dated ________, 2011, between Buyer and End User with respect to their affiliation, Buyer shall  transfer to End User, all of Buyer’s right, title and interest in and to the LGK Perfexion, and thereafter,  (b) there will be no Operating Agreement between Buyer and End User pertaining to the use of the LGK Perfexion; provided, however, End User shall be subject to all restrictions and obligations set forth in this Agreement.  In furtherance of the foregoing and notwithstanding anything to the contrary set forth herein, (i) pursuant to Section 3.5, End User shall obtain from Elekta a direct royalty-free license to utilize the LGK® Software on the terms and conditions described in Exhibit D hereto, and Buyer shall have no responsibility or liability with respect to any such software license; (ii) End User shall furnish to Elekta the information listed on Exhibit A that is designated to be furnished by Buyer; (iii) all warranties of Elekta set forth on Exhibit C shall be made directly to and shall be to the benefit of the End User, subject to all limitations as set forth therein; and (iv) Buyer shall have no responsibility or liability pertaining to the LGK Perfexion, including, without limitation, the installation, use and/or operation thereof.  ; and (v) Buyer shall transfer and assign to End User all of GKF’s right, title, and interest in and to those warranties, servicing rights, and other contractual rights which GKF may have pertaining to the LGK Perfexion, including without limitation, the hardware, software and/or services pertaining thereto, following which transfer and assignment, End User shall have the right to enforce the same directly with Elekta.  Following the sale of the LGK Perfexion by End-User, End–User shall be entitled to receive Intellectual Property Indemnification from Elekta as described in Section 8.6 below.

8.6  Intellectual Property and Indemnification.
8.6.1 All intellectual property rights in the LGK are and shall remain the exclusive property of Elekta or its Affiliates.

8.6.2 Elekta agrees to indemnify the End-User and to hold it harmless from all damages awarded against the End-User and all reasonable expenses incurred by the End-User as the result of any third party claim of trade secret, patent, or copyright infringement asserted against the End-User by virtue of the End-User’s use of the LGK in accordance with the terms of this Agreement and as delivered by Elekta provided that:
(a)	the End-User notifies Elekta immediately upon becoming aware of any suspected infringement of intellectual property by the LGK;
(b)	Elekta is given the right to control and direct the investigation, preparation, defense, and settlement of each such claim; and
(c)	the End-User fully co-operates with Elekta in connection with any such claims.

8.6.3 Should the LGK as delivered by Elekta become or, in Elekta’s opinion, be likely to become, the subject of a claim of infringement of a trade secret, patent, or copyright, Elekta may at its option and expense either:
(a)	procure for the End-User the right to continue to use the Deliverables as contemplated hereunder; or
(b)	replace or modify the LGK or modify the LGK to make its use hereunder non-infringing.

8.6.4 If Elekta considers that neither option is available to it, then this Agreement may be terminated with respect to the LGK so affected at the option of Elekta without further obligation or liability except that the End-User shall return the LGK (or component part) so affected to Elekta and Elekta shall grant the End User a refund of the Contract Price paid by the Buyer or the one-off License Fee attributable to the so affected LGK (or component part) as depreciated on a five-year, straight-line basis.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

8.6.5 Elekta shall have no liability for any claim of trade secret, patent, or copyright infringement based on:
(a)	the End-User’s use or combination of the LGK (or any component part) with products or data not supplied by Elekta as part of the Scope of Supply;
(b)	the End-User’s use of third party products;
(c)	the End-User’s use of the LGK not in accordance with this Agreement or with third party products;
(d)	any modification of any component part of the LGK by a party other than Elekta or its authorized representative; or
(e)	the End-User’s failure to install changes or updates as instructed by Elekta; or
(f)	the End-User’s failure to use the LGK (or its component parts) in accordance with any documentation issued by Elekta from time to time in relation to the LGK (or component parts).

IN WITNESS WHEREOF, the parties hereto have signed this Agreement in duplicate as of the date first written above.

ELEKTA INC.

By:	Michelle L. Crawley

Title:	VP Contract Administration

Date:	03/03/2011

END USER

By:	Keith J. Weinhold

Title:	Sr. VP - Operations

Date:	March 3, 2011

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

EXHIBIT A
SCOPE OF SUPPLY

Leksell Gamma Knife® PERFEXION™

PRODUCT SPECIFICATION

Standard turn-key system

Qty	Description	Article no.
1	Leksell Gamma Knife® PERFEXION™	715000
2	Leksell® Coordinate Frame™ Kit for PERFEXION™	1002407
1	Leksell GammaPlan®	in BOM
1	PERFEXION™ system tool kit
1	LSS Spare Part Kit for Leksell® Coordinate Frame™	1002406
1	Skull scaling instrument	A0202-01
1	CT planning kit
1	MRI planning kit
1	X-ray planning kit
1	Set of Co60 sources	2000000
	Cobalt loading
	Site planning
	Installation and commissioning

1	Support and Education & Training for PERFEXION™	SER PERFEXION 0001

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Leksell Gamma Knife® PERFEXION™

Radiation unit
- With radiation shielding doors and collimator system.

Patient Positioning System™
- Patient couch and automatic Patient Positioning System.

Covers for radiation unit and Patient Positioning System

Electric cabinet
- Electric cabinet with cabling
- ECU - central unit and safety system electronic board, circuit breakers and cabling.
- SDU - sector drive electronic board, circuit breakers and cabling
- PPC1- software
- PPC2- software
- Medical UPS

Operator area
- Office cabinet
- Keyboard and mouse
- Operator console with patient and operator audio/video, power supply, opto insulators, cabling and connectors
Flat screen monitors
Office UPS

MCU kit
MCU PC with USB CAN
MCU software

Treatment couch
Height adjustable mattress
Manual controls for treatment setup

Frame adapter
Model “Standard G”. For interfacing between Leksell Coordinate Frame model G and
Leksell Gamma Knife PERFEXION™.

Clearance check tool

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Document set
Installation and supplementary documents
2 instructions for use
2 emergency routines
Signs and labels

Leksell® Coordinate Frame® Kit for PERFEXION™

Includes:
Qty	Consists Of:	Article No.
1	Frame with Feet and Straight Front Piece	50487-01
1	Front Piece, Curved	60638-01
2	Insulated Fixation Post, Anterior	912462
2	Insulated Fixation Post, Short Posterior	912463
2	Insulated Fixation Post, Long Posterior	912862
6	Locking Screw, 5 x 19 mm, Titanium	60490-03
6	Locking Piece for Fixation Post	60497-01
1	Ear Plug Holder, Right	50498-01
1	Ear Plug Holder, Left	50498-02
2	Ear Plug	60136-01
1	Fixation Screws, Titanium, kit of 20 pairs	907999
2	Instrument Screw Driver, Double	50146-02
1	Sterilizing Tray for Frame	50151-03
4	Disposable Inserts, 25x4 pieces	912464
1	Instruction for Use, Leksell® Coordinate Frame kit	003818
1	Instructions for Use, Insulated Fixation Posts	012594
1	Quick Reference Guide	014611

PERFEXION™ system tool kit
Includes:
QA tool	1001182
- For radiation focus precision check.
Frame Cap	717960
- The frame cap is used during patient preparation for a treatment with Leksell Gamma Knife® PERFEXION™.

LSS Spare Part Kit for Leksell® Coordinate Frame™
Consists of 4 pieces of each of the following;
- Locking Screw, 5 x 19 mm, Titanium
- Locking Piece for Fixation Post
- Screw, 4 x 10 mm, Titanium

Skull scaling instrument
For measurement of skull shape for Leksell GammaPlan® modeling

CT planning kit
Includes:
CT indicator	A0800-11
- Fiducial box for CT imaging procedure
CT adapter	A0400-04
- Fixating the stereotactic frame to the CT table fixation
CT table fixation	A0401-XX
- Fixating the CT adapter to specified CT table.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

MRI planning kit
Includes:
MR adapter	A0420-XX
- Fixating the stereotactic frame to specified MR table.
MR indicator	A0820-07
- Fiducial box for MR imaging procedure

X-ray planning kit
Includes:
X-ray indicator	A0860-04
- Fiducial box for angiography imaging procedure
X-ray adapter and support	A0440-XX
- Fixating the stereotactic frame to specified angiography table.

Standard LGP for LGK PERFEXION
Includes one (1) Leksell GammaPlan® (LGP) license for creating new treatment plans for Leksell Gamma Knife® PERFEXIONTM .This main license allows the addition, management and storage of an unlimited number patient records and treatment plans. LGP also allows the visualization of treatment plans created at other LGK units.

Leksell GammaPlan® for Leksell Gamma Knife® PERFEXIONTM includes:

1	STANDARD LGP FOR PERFEXION LICENSE

Includes one (1) Leksell GammaPlan® (LGP) license for creating new treatment plans for Leksell Gamma Knife® PERFEXION™ .This main license allows the addition, management and storage of an unlimited number patient records and treatment plans. LGP also allows the visualization of treatment plans created at other LGK units.

1	RETREATMENT™ LICENSE

This software add-on facilitates planning of treatments days before surgery, the assessment of treatments and re-treatments. Users are free to plan days ahead of treatment, to prepare tomorrow’s follow-ups and plan additional treatment. Re-Treatment™ also lets any user to integrate images and vital treatment information from previous plans. It is a powerful tool to import and display previous key treatment data in the new treatment images. Imported data are user defined regions (targets, risk structures) and prescription isodose. It increases the customer confidence when treating new lesions after an initial treatment.

1	WARPSPEED™, REAL-TIME DOSE UPDATE LICENSE

This add-on speeds up planning by allowing the update of isodoses instantly during planning. Isodoses displayed in any workspace are instantly updated whenever one or several isocenters are added, modified, or removed. It is possible to fully apprehend the potential of composite shots, while also simplifying the elaboration of new dose plans. WarpSpeed™ provides a shorter learning curve, more intuitive and faster planning.

1	FUNCTIONAL PLANNING™ LICENSE

This software add-on allows users to perform some functional procedures based on the definition on the AC-PC line the visualization of functional targets based on functional target formulas.

1	IMAGEMERGE™ LICENSE

This software add-on allows an automatic or manual co-registration of any frameless image studies with a frame based reference study. Once co-registered, the frameless image can be used in LGP like any other study. Supports MR, CT and PET images (requires the optional module ColorPET™).

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

1	COLOR PET™ LICENSE

The ColorPET™ software add-on help users to can combine the physiological data of PET images with the anatomical data of CT and MR images using predefined color lookup tables. Requires the ImageMerge software add-on.

Color Printer 110V
Network color laser printer with
-	Ethernet connector, minimum speed 10/100
-	Support for Postscript Level 3 printing
-	Power supply 110 V
-	English menus and labels
-	Support for printing A4, US letter, US executive and US legal
Delivered model: HP Color Laser Jet or similar

Legacy data conversion tool (PSC)
Based on an automated process and simple user interface, converting older patient records is straightforward.  Patient records created with LGP 4.xx, 5.xx and 4C are first copied from archiving media (DAT tapes and Magneto-Optical disks) onto a network disk (NAS) using a special UNIX application (rescue tool).
Once copied, the second step includes the conversion of rescued patient records onto an external USB disk connected to the customer PC-Linux primary LGP. The last step is to import converted patient records into the patient database using the import function.
The legacy conversion tool is not available for customer where a translated versions of LGP is required (EU).
Included items:
o         One Network disk used to copy records from DAT tapes and MO disks
o         One USB external disk used to convert records from network disk
Software and instructions to perform the rescue and conversion of patient records.
LGP – DICOM RT License
DICOM RT provides an exclusive possibility to share treatment information with any DICOM RT compatible system. It includes:
IMPORT of DICOM RT STRUCT allows displaying any user-defined region/volume created on a DICOM RT system. Volumes can be target volumes, organ at risks, isodoses or any other region of interest defined by the user.
EXPORT of treatment data via DICOM RT STRUCT and DICOM RT DOSE allows sharing information with any compatible systems to perform dose comparison or dose addition.

Accessories for Leksell Gamma Knife® PERFEXION™

1	Leksell Gamma Knife® Dosimetry Phantom
The Dosimetry Phantom is used for accurately measure absorbed dose and dose rate in Leksell Gamma Knife®. Three adapters for measuring with ionization chamber or other detectors are included. The Dosimetry phantom can also be used to verify dose 3D distributions by means of film dosimetry. The dose distribution position is defined by accurately positioning the films in the phantom using two rods.

1	Film Holder Tool
The Film Holder Tool is used for measuring the dose delivery accuracy in Leksell Gamma Knife® by comparing the location of the patient positioning system calibration center point and the radiological focus point within the treatment unit.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Technical Specifications

Workflow
Automatic positioning system	Couch integrated
Typical repositioning time	< 3 s
Typical collimator size setup time	< 3 s
Blocked collimation setup time	< 3 s
Mixed collimation setup time (Composite shot)	< 3 s
Check and verify	100%
QA procedure	Automatic
Accuracy
Radiological accuracy	< 0.5 mm

Positioning repeatability	< 0.05 mm
Maximum patient weight	210 kg (460 pounds)
Treatment planning
Treatment planning system	PC/Linux based
Dynamic shaping	Yes
Remote planning	Yes
Image co-registration	Yes
PET supported	Yes
Mechanical treatment range X/Y/Z	160/180/220 mm
Shape of accessible volume	Cylindrical
Real collimator sizes	4,8,16 mm diameter
Radiation data
Total cobalt-60 activity at loading (approx.)	< 6,600 Curie (2.44 x 1014 Bq)
Number of radiation sources	192
Radiation dose rate at focal point at loading	> 3 Gy/min
Physical data
Overall length, including cover	4.46 m
Overall width, including cover	2.12 m
Overall height, including cover	1.91 m
Total weight (approximate)	20,000 kg

Radiation unit
The radiation unit is the radiation delivery system. It houses 192 Cobalt-60 sources and the collimator system that directs the radiation to the focus point. The radiation unit incorporates the management of the shielding doors and electro-mechanics of the source sectors.

The following section describes selected components within the radiation unit.
All components are chosen from well-recognized suppliers to secure reliability and to optimize performance of the system.

Collimator body with radiation shielding
Collimator body	Tungsten body with 576 collimator channels.
Collimators	Tungsten collimator inserts.
Pre-collimator	576 lead pre-collimator channels.
Outer shielding	Cast iron.
Inner shielding	Tungsten and lead.
Bearing for collimator body	Crossed roller bearing. Static axial load 680000 N
Shielding doors	Steel.
Shielding strips	Stainless Steel.
Servo Controller	High precision, fully digital servo drive with embedded intelligence.
Motor	DC motor with 2000 line encoder
Linear guide
Linear guide blocks	Caged ball technology.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Gear	Planetary gear
Clutch	Ratchetting clutch
8 source carrying sector units
Sector	Aluminum. 24 source housing
Shafts	Induction hardened stainless steel.
Bearings	Graphite bushings
Motor	24V DC motor
Encoder	500 impulses/turn
Linear guide unit	Repeatability: ±0.003mm.
Linear encoder	Absolute Linear encoder.
Solenoid	Photo-micro sensor.
Servo controllers	Intelligent servo card

Patient Positioning System
The Patient Positioning System is the component of the PERFEXION™ system that the patient reclines on for treatment and is positioned relative the point of focus in the radiation unit.

The following section describes selected components within the Patient Positioning System.
All components are chosen from well-recognized suppliers to secure reliability and to optimize the performance of Leksell Gamma Knife PERFEXION.

Couch framework with X/Y/Z drive
Framework	20 mm zinc chromated steel
Motors	DC motors with 2000 line encoders.
Gear	X/Y-axis Planetary gear 30:1 Z-axis Planetary gear 4:1
Ball screws Bearing houses Support bearings	X/Z -axis.
Screw jack	Y-axis: Integrated safety nut.
Linear guides
Linear guide blocks	Caged ball technology.
Solenoid	Y-axis: Photo-micro sensor.
Linear encoders	Absolute Linear encoders. Accuracy grade +/- 0.005mm.
Servo Controllers	High precision, fully digital servo drive, with embedded intelligence.
Frame fixation	Hardened stainless steel
Comfort system
Mattress support	Sandwich structure with aluminum honeycomb core and steel sheets
Actuator	DC actuator
Ball bearing	Stainless steel.
Covers
Radiation unit and couch covers	3 layers glass reinforced polyester. Meets ASTM E84 with flame spread index less than 75. Flammability rating V-0 according to UL 94.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Control System

Office Cabinet
Includes:

MCU - Main Computer Unit

Office UPS - Uninterrupted Power Supply

Ethernet Switch

Operators Console
Includes:

CIU - Connection and Isolation Unit
The CIU is powered by the office UPS and the internal power supply converting 100-250VAC to 24VDC.

PSS - Patient Surveillance system
The PSS is included in the operator console as a separate unit and handles the video/audio signals of the PERFEXION™ system.
It is possible to connect a video recorder on the ‘auxiliary’ outputs.
External audio system, e.g., patients MP3 player, can be connected and played over the sound system integrated in the radiation unit covers.

MCU Monitor
19” Flat screen, UL-approved.
The MCU Monitor shows the Graphical User Interface of the MCU.

PSS Monitor
19” Flat screen, UL-approved.
The PSS monitor shows the video from the patient camera and provides the sound from the patient microphone.

Treatment room Monitor
19” Flat screen, UL-approved.
The treatment room monitor displays the same information as the MCU monitor on the operators console.

Treatment room Camera
The treatment room camera provides video to the PSS Monitor in the Operators Area.

Medical Cabinet
Includes:

SDU - Sector Drive Unit
The SDU contains 8 servo controllers (one for each sector).

ECU - Electronic Control Unit
The Control Unit consists of two complete Power PCs (PPC) with peripherals (RAM, ROM, inputs, outputs, CAN interfaces).

Medical UPS - Uninterrupted Power Supply
The medical UPS delivers 24VDC and 48VDC needed for the PERFEXION™ system. It is approved for medical use.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Radiation phantom

The Radiation Phantom with Cassettes is used for calibrating the absorbed dose rate of Leksell Gamma Knife®.

INFORMATION TO BE FURNISHED BY END USER

Not later than six months prior to the Contractual Delivery Date or two weeks after the Effective Date, whichever occurs later, End User shall inform Elekta in writing of:

(i)    the orientation of the LGK

(ii)   the minimum lengths of cables required to connect the LGK at the Site; and

(iii)  the manufacturer and model numbers of the CT, MRI and angiographic equipment which Buyer intends to use in connection with the LGK.

Support and Education & Training for upgrade to PERFEXION™

Education & Training Services

➢	On-site Clinical Start-Up
One week on-site application training with Gamma Knife experienced radiation physicist certified by Elekta.

➢	6 spaces in either of the following courses:

Clinical Training:
Principle and practice of Gamma Knife Surgery, clinical lectures, treatment planning, patient treatment - 5 days. Arranged by Elekta in collaboration with participating hospitals.   Tuition shall be reimbursed by Elekta.

Or

Leksell GammaKnife® PERFEXION™ Technical / Application training
For use, care and maintenance of the equipment.
Stereotactic imaging, physics, dosimetry, treatment planning, technical training on unloaded machine, QA procedures - 4 day arranged by Elekta.  Tuition will be reimbursed by Elekta.

PLUS:

➢	1 space in either of the following courses:

Clinical Training: Leksell Gamma Knife Perfexion Introductory Program
Principle and practice of Gamma Knife Surgery, clinical lectures, treatment planning, patient treatment - 5 days. Arranged by Elekta in collaboration with participating hospital.   Tuition shall be reimbursed by Elekta.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

➢	Elekta providing a one-day site visit from one Clinical Applications representative post Clinical Start.
.
Support Services
The following support services are delivered in addition to parts warranty during the first year.

Maintenance System Management
Customization of the maintenance schedule for maximum equipment availability, performance and safety with minimum disruption to clinical patient flow.

Planned Maintenance
Scheduled preventive maintenance inspections in accordance with Elekta recommended maintenance intervals and procedures performed by Elekta certified engineers. The service includes installation of software maintenance releases and software upgrades. Also included is a service report detailing outstanding service needs and/or recommended parts replacement to sustain equipment performance at original design specifications. Parts, software and further service activities are not included. The customer is responsible for equipment availability for inspections at a mutually agreed time during regular Elekta office hours of 8:30 am to 5:30 pm EST..

Remote Technical Support
Unlimited remote technical support, via phone, e-mail, fax or suitable equivalent, during regular Elekta office hours.

On-site Technical Support
Preplanned corrective maintenance by Elekta certified engineers to resolve technical issues on-site during regular Elekta office hours. This service includes a service report detailing the maintenance actions completed and recommending further service actions to eliminate the root cause of the problem(s). It is at the discretion of Elekta to determine whether an on-site visit is required to solve the technical issue. Parts and further service activities not included.

Remote Application Support
Unlimited remote application support, via phone, e-mail, fax or a suitable equivalent, during regular Elekta office hours.

Leksell GammaPlan®, remote application support
Unlimited remote application support, via phone, e-mail, fax or a suitable equivalent, during regular Elekta office hours.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

EXHIBIT B
DESCRIPTION OF SITE

Lehigh Valley Hospital
Gamma Knife Suite
Cedar Crest & I-78
Allentown, PA  18105

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

EXHIBIT C
ELEKTA'S  WARRANTY

1.
Subject to the exceptions set forth below, Elekta warrants to Buyer that for one year from the date of completed Installation Test Protocol, the LGK will perform consistently with the Specification and the LGK will be free from defects in design, materials, and workmanship which result in non-compliance with the Specification, except as otherwise provided hereinbelow.  Notwithstanding the foregoing, Elekta’s warranty set forth in this Section 1 does not cover:

(i)	defects arising out of materials or parts provided, modified or designed by Buyer;
(ii)	defects emanating from Buyer’s improper use or maintenance;
(iii)	normal deterioration or normal wear and tear, including radioactive decay of the Cobalt Supply;
(iv)	defects resulting from repairs or service of the LGK supplied other than by Elekta or its authorized representative;
(v)	defects in the Hardware (and its operating software) (the warranty for which is regulated in Section 7 below) or the LGP Software (the warranty for which is regulated in Section 2 below).
(vi)	the training referred to in Subsection 3.2 of the Terms and Conditions; or
(vii)	defects in positioning or in the Site.

2.
Elekta warrants that the LGP Software will, for a period of one year from the date of the completed Installation Test Protocol, perform substantially in accordance with the documentation delivered with such LGP Software.  The warranty set forth in this Section 2 shall not apply if the LGP Software is subject to unauthorized repair or modification, improper application, improper installation, accidental damage, negligence in use, improper storage, acts of God, electrical power damage, equipment malfunction, or abnormal operating conditions, and in the event of any of the foregoing, Buyer shall be responsible to pay Elekta’s then standard charges for any repairs, replacements or services performed by Elekta.

3.
In the event that the LGK or any part or component thereof shall fail to conform with the relevant warranty described herein, Elekta shall (or cause one of its Affiliates to) promptly repair or replace, at its option and at its expense, the defect in the LGK or component thereof.  Repair or replacement parts furnished or work performed under this warranty shall be warranted for a period of one year from and after the date of such repair of replacement, but in no event shall any such warranty with respect to repair or replacement work or parts extend past that date which is two (2) years from and after the date of completion of the Installation Test Protocol.  The defective LGK or part thereof which is replaced in accordance with this warranty shall be the property of Elekta, and Elekta will notify Buyer in writing immediately after repair or replacement as to what disposition Elekta desires of such LGK or part thereof, all at Elekta’s cost.

4.
In order to avail itself of its rights under this warranty, Buyer or End User shall immediately notify Elekta in writing of any defects that appear under the warranty and shall give Elekta every opportunity of inspecting and remedying such defects.

5.
THE FOREGOING WARRANTIES ARE EXCLUSIVE AND GIVEN AND ACCEPTED IN LIEU OF ALL OTHER WARRANTIES OF ELEKTA OR ITS REPRESENTATIVES WITH RESPECT TO QUALITY, PERFORMANCE AND OPERATION OF THE LGK, WRITTEN OR ORAL, EXPRESSED OR IMPLIED.  ALL OTHER WARRANTIES OF ELEKTA OR ITS REPRESENTATIVES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.  CORRECTION OF NON-CONFORMITIES OR DEFECTS AS PROVIDED ABOVE SHALL BE BUYER’S EXCLUSIVE REMEDY AND SHALL CONSTITUTE FULL AND FINAL FULFILLMENT OF ALL LIABILITIES OF ELEKTA, WHETHER IN WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHERWISE WITH RESPECT TO THE LGK.  IN NO EVENT SHALL ELEKTA BE LIABLE FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE ARISING IN ANY RESPECT FROM THE LGK OR ITS USE, OPERATION OR PERFORMANCE.  THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

EXHIBIT D
LEKSELL GAMMAPLAN® PFXTM SOFTWARE LICENSE

1.	LGP Software
1.1
Elekta has licensed to Buyer at no additional cost beyond the Contract Price, the LGP Software, to be utilized only for the purpose of planning dosages of treatments to be performed with the LGK. In case Buyer already had an existing Leksell Gamma Knife® Buyer may also retain one license to the old Leksell Gamma Plan® software for archival purposes. Such license is also subject to the license terms and conditions set out in this Exhibit D. Such license is for the use by Buyer and/or End User of the software at one (1) workstation.

1.2
End User shall not:  (a) use LGP except in connection with the radiosurgical operations performed with the LGK at the Site; (b) make any modification to, adapt, translate, decompile, disassemble or create derivative works based on LGP or merge LGP into any other software; (c) reproduce LGP (or any portion thereof) or any materials related thereto except for one back-up copy made as part of End User’s regular computer software maintenance routines; (d) transfer, assign or sublicense LGP to any person except to an assignee of all of Buyer’s rights in this Agreement in a manner permitted by Section 8.1 of the Terms and Conditions; or (e) use LGP in connection with any access terminal other than the Hardware which has been specifically approved by Elekta in writing.

1.3
All right, title, interest and ownership of, in and to LGP, including but not limited to all trademarks, service marks, registrations, copyrights, and all other proprietary rights not expressly granted in this License, shall at all times remain the exclusive property of Elekta.  Elekta shall retain all rights to LGP recorded on the original disk(s) and all subsequent copies of LGP, in whatever form recorded.

1.4
The term of Buyer’s license to LGP shall continue until the earlier of:  (a) any sublicense, assignment or transfer or attempted sublicense, assignment or transfer by Buyer and/or End User of LGP without the consent of Elekta; (b) the transport, movement or attempted transport or movement by the Buyer and/or End User of LGP, or the Hardware on which LGP is installed, from the Site without prior written consent of Elekta; (c) any modification or adaptation of LGP for use with any equipment other than the LGK; (d) the use of LGP in connection with more than one access terminal unless Buyer and/or End User has obtained the written consent of Elekta to the use of more than one access terminal at the same time or in connection with any access terminal other than the Hardware which has not been specifically approved by Elekta in writing; or (E) the mutual written consent of Buyer and Elekta.

2.	End User’s Responsibilities Concerning Hardware and LGP
2.1	To facilitate E-Mail/Internet support, Buyer shall provide for E-Mail/Internet connectivity.
2.2
Buyer shall assign a system manager who will undergo the appropriate training on the operating system and /or already have sufficient system administrator experience.  Such training will be provided by the Hardware manufacturer and Elekta shall pay the fee therefore.  Buyer shall pay all travel and other expenses associated with such training.

2.3	If Buyer elects to transfer images by a data network, then:
(a)
Buyer shall provide the format to and right to read the diagnostic images generated by the user’s diagnostic equipment and planned to be used as input for LGP.  The Buyer shall provide a sample image in digital and hard copy form in the orientation intended for clinical use.

(b)
Buyer is responsible for obtaining up-to-date and accurate scanner image formats and any other scanner or PACS information from vendors necessary to integrate images into LGP and providing this to Elekta.

(c)	The Hardware used to run LGP must be used solely for this purpose. All changes and additions to LGP and/or Hardware running LGP must receive prior written approval of Elekta.
(d)
Buyer shall provide the images via an Ethernet connection using TCP/IP protocol and will provide all physical cabling to the LGP Hardware compatible with 100-Base-T or 1000-Base-T at the Installation location of the LGK.

(e)	Buyer shall provide all TCP/IP networking parameters such as IP address, netmask, gateway address, etc. for the HP workstation included as a part of the Hardware.

Lehigh Valley Hospital End User Agreement

Created on 2/16/11

Document Name: LGKCENDUSER Version 4

Exhibit C

ELEKTA’S STANDARD ACCEPTANCE TESTING PROTOCOLS FOR THE PERFEXION

ELEKTA INSTRUMENT AB	Work Instruction

	Revision 05	Page (pages) 1(46)
Issued by Per Carlsson	Date 2007-01-05	Document No. 1002420
Article No 715000	Description Complete System	Directory MATRIX

Installation test protocol
LGK PERFEXION™

REGARDING THE TEST:
Date
Performed by

REGARDING THE DELIVERY:
Serial No.
Hospital:

Attachments	CD or USB	Approved	Not Appr.	Date
All log-files from the different tests are saved.

E-mail	Approved	Not Appr.	Date
All configuration files are saved.

Action	Approved	Approved with remarks.	Not Approved	Date
Quality Control of Installation Test Protocol (ME &QC)

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1	INTRODUCTION	4

1.1	SUMMARY	4
1.2	REVISION HISTORY	4
1.3	TERMINOLOGY	4

2	INSTRUCTIONS	5
2.1	REGARDING THE INSTALLATION TEST	5
2.2	TOOLS	5
2.3	TREATMENT TEST FILES NEEDED FOR THE TEST	5

3	REGARDING THE DELIVERY	7

3.1	CALIBRATION FILES RU	7
3.2	CALIBRATION FILES PPS	7
3.3	CALIBRATION FILES	7
3.4	SOFTWARE CS	8
3.5	DOCUMENTATION OF HARDWARE AND SOFTWARE SETTINGS	8
3.6	FIELD CHANGE ORDERS, FCO:S	9
3.7	NON CONFORMITY REPORTS	9
3.8	GUI / IFU	10

4	OCULAR INSPECTION	10

5	INITIALIZATION, START UP SEQUENCE	11

5.1	NORMAL INIT SEQUENCE	11

6	NORMAL TREATMENT FUNCTIONALITY	13

6.1	I/O:S AND SENSORS TRIGGERED BY USER INTERACTION	13
6.2	PPS, RU AND CS NORMAL PERFORMANCE DURING A TREATMENT RUN	15
6.3	PPS LIMITS AGAINST COVERS AND END STOP SENSORS	18
6.4	SYSTEM STABILITY AND ROBUSTNESS	19
6.5	PPS PRECISION VERSUS FOCUS CHECKED WITH INSTALLATION DIODE TOOL	20
6.6	PPS PRECISION CHECKED WITH QA TOOL	22
6.7	TREATMENT TIMER TESTS AND SECTOR TESTS	23
6.8	PSS FUNCTIONALITY – CAMERAS & LOUD SPEAKERS & MICROPHONE & CD-PLAYER	25

7	CLEARANCE CHECK QA CHECK	27

7.1	CHECK OF CLEARANCE CHECK TOOL AND MANUAL CONTROL FUNCTIONALITY FOR CLEARANCE CHECK	27

8	SAFETY AND EMERGENCY	29

8.1	PAUSE FUNCTIONALITY AND RELEASE OF START AND ENABLE	29
8.2	EMERGENCY STOP, EMERGENCY EXIT AND FOOT SQUEEZE PROTECTION	30
8.3	QA TEST EMERGENCY ALARM	32
8.4	COLLIMATOR CAP EMERGENCY STOP	32
8.5	SAFETY SYSTEM INTERLOCKS TEST	34
8.6	MANUAL PULL OUT IN X AND Z	35
8.7	EMERGENCY CLOSING DOORS	35
8.8	MANUAL PULL SECTORS TO HOME POSITION	35

9	UPS, UNINTERRUPTED POWER SUPPLY	37

9.1	BATTERY CAPACITY AND MAINS FAILURE TEST	37

10	LGP HARDWARE AND MCU CONNECTIONS	39

10.1	CREATE, SEARCH AND LOAD A TREATMENT FILE	39

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11	SITE SPECIFIC EQUIPMENT CONNECTED TO THE SYSTEM	41

12	PRECISION TEST WITH FILMHOLDER	42

12.1	PPS PRECISION MEASUREMENT	42

13	STORAGE OF CALIBRATION FILES AND LOG FILES	44

13.1	CALIBRATION FILES	44
13.2	LOG FILES	44

14	REMARKS & DEVIATIONS	45

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1 Introduction

1.1     Summary

Elekta Instrument AB will use this document as the description of system test after installation. The test includes a complete LGK PERFEXION delivery including Gamma  Knife and LGP workstation. The test focuses on testing all hardware by testing system functionality.

1.2     Revision History

Issue	Resp	Date	ECO No	Compatibility / Comments

1	PeCa	060626		First release before first installation test
2	PeCa	070104		Updated after SRS rev9 released and feedback from installation and integration tests.
3	JOH / PeCa	070605	ECO 0000879	Updated after feedback from installations Changed to be compatible with new service tool
4	PECA	070627	ECO 0000922
Added chapter for implemented FCO:s
Added testcase for door closing time
Added PPS precision for long and short diode Minor updates of test cases after feedback from installations (See ECR 2724, 2725, 2726, 2728, 2743, 2745 and 2746)

5	PECA	071024	ECO 0001041
Updated according to ECR:s 2881, 2975, 2978, 3035, 3222, 3074, 3169.
Removed Leica precision tests
Added film measurement in precision test. Removed film measurement from LGP integration test.
Added installation records from installation manual. Corrected minor errors.

1.3     Terminology

This document  includes a number  of acronyms  and special terms, their meaning are as follows:
Term	Meaning
RU	Radiation Unit
PPS	Patient Positioning System
CS	Control System
DHR	Device History Record
EBOM	Engineering Bill of Material
UPS	Uninterruptible power supply
SW	Software

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2. Instructions

2.1	Regarding the Installation test

•	Initials shall be put in the space for approved/not approved

•	Every test must be dated

•	Save the system log-files

•	If something is not approved or approved with a deviation, a remark of this must be made on the last page of the installation test

•	The remark shall refer to the test number and if necessary a separate deviation report.

•	When action has been taken and the test has been redone and approved this shall be noted below the remark, signed and dated.

2.2	Tools

Tools used in the installation test are listed below. Regular tools may be needed. Note Serial number of the tools if applicable.

Tool Id/Art.no	Description	Identity/ Serial No. (when applicable)
Multimeter
Manual Timer
Service Tool CS
Installation Diode Tool
Filmholder

2.3	Treatment Test Files needed for the test

The test treatment files that are not supplied with CS SW are located on CD with art. no 1005347are to be placed in the folder c:/LGK/Test Treatment Files before the test starts.

File name	Description	Identity/ Part No. (when applicable)
Normal test run	A treatment plan with 3 RUN:s, one for each gamma angle, 10 shots and 10 shot positions for each run. Supplied with the CS SW.
4 RUN:s test
A treatment plan with 4 RUN:s, one for each gamma angle 70 and 110, two for 90. 30 shots for each RUN, 30 shot positions. Shot positions located so that extreme or off centre coordinates within the treatment volume is reached.

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File name	Description	Identity/ Part No. (when applicable)
Clearance check w QA Tool.	Contains a RUN with 16 clearance check positions for gamma 90. Supplied with the CS SW.
Timer and sector test	A treatment plan with two test RUN:s. One that contains 16 shots in the same PPS position, 7 sectors plugged, Sectors on 1 – 8. RUN 2 One shot has all on in 4 mm with a shot length of 30 minutes.
PPS – Covers left	A test run with shots on the edge of clearance data specified in LGP and in MCU used to check the covers interface.
PPS – Covers right	A test run with shots on the edge of clearance data specified in LGP and in MCU used to check the covers interface.
Collimator Cap emergency stop	A test treatment used to collide with the QA tool against the collimator cap. 2 RUN:s with one lower left and one upper right position.
PPS Precision at 40_160_100	A test treatment that takes the PPS to the coordinate where the needle should be when the filmholder is positioned in upper right corner.

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3 Regarding the Delivery

3.1      Calibration files RU

The RU is delivered together with a CD containing two files.

	Name of software delivered	Date created	Sign	Comments, Date
a.	Sector.ini
b.	Doors.ini

3.2       Calibration files PPS

The PPS is delivered together with a CD containing one file.

	Name of software delivered	Date created	Sign	Comments, Date
a.	PPS.ini

3.3      Calibration files

The system is delivered together with CD:s containing configuration files as listed in 3.1 and 3.2. If any of the configuration files has been updated during the installation it shall be listed below. An approved NCR from Elekta Instrument AB is required before implementing the updated configuration files in the SW.

	Name of configuration file	Date updated	Sign	Comments, reason for update
a.
b.
c.

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3.4      Software CS

The CS is delivered together with CD:s containing the SW used.

In the table below fill in the article number and revision of the software supplied.

	Name of software delivered	Art no SW	Revision	Sign	Comments, Date
a.
b.
c.
d.
e.
f.

3.5      Documentation of hardware and software settings

The following information shall be documented before the tests start. The ini-files can be found under C:\LGK\Configuration.

Item	Value/ID	Date and Signature
RU, doors serial number stated in LGK_Sitespecific.ini, in config file called “MCUDoorsSerialNumber”
RU, sectors serial number stated in LGK_Sitespecific.ini, in config file called “MCUSectorsSerialNumber”
PPS serial number stated in LGK_Sitespecific.ini, in config file called “MCUPPSSerialNumber”
RU – PPS Offset (X, Y, Z) stated in lgk_sitepecific.ini
QA Tool compensation values (X, Y, Z), stated in lgk_sitepecific.ini, called “RadiationProbe1Docked90FocusPosOffset”

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Clinical SW releases (Can be found in an MCU logfile after a startup of the system.)	MCUCore: PPC1: PPC2:
Service Tool SW releases (Can be found in a Service Tool logfile after a PPC initiation )	ServiceToolCore: PPC1: PPC2:

3.6      Field change orders, FCO:s

If there are any Field change orders, they shall be implemented before the system tests start.

If any field change orders have been implemented during the installation, they shall be listed in the table below.

In the table below fill in the FCO number and sign that they have been successfully implemented.

	FCO Number	FCO Name	Sign	Comments, Date
a.
b.
c.
d.
e.
f.

3.7      Non conformity reports

If there is any Non conformity reports filed that requires follow up, this must be done before system tests start.

In the table below fill in the NCR number and sign that they have been successfully followed up according to instructions

	NCR Number	NCR Name	Sign	Comments, Date
a.
b.
c.

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3.8      GUI / IFU

Sign in table below if GUI (Graphic user interface) in local language is installed and also if an IFU (Instruction for use), in the local language, is available at site.

		Yes	Sign	Date
a.	GUI in local language installed
b.	IFU in local language available

4 Ocular Inspection

#	Parts checked:	Action, Check the following:	Pass /No Pass	Date, Sign
1.	Covers RU	Check that the covers fit on the RU and that the gap between the cover parts is 10 +/-3 mm.
2.	PPS, PPS Covers	Visible surfaces of the PPS. PPS Covers fitting and interfaces.
3.	Covers RU – PPS interface	Check that the clearance between Frame PPS Cover and the RU front left /right covers, shall be 4 +/- 1.5 mm.
4.	Signs /labeling	Signs (serial number and warning signs) mounted as specified on all subsystem and language specific. Finish of all labels. Compare with the language specific instruction.
5.	Cabling	All external cables are in good condition and not damaged during manufacturing, transportation or installation.
6.	Frame adapter	Check that the frame adapter is free from damage and can be docked upon a G-frame
7.	Frame Cap	Check that the frame cap is undamaged and free from scratches. Check that the frame cap can be fitted to a G-frame.
8.	QA Tool	Check that the QA Tool fits well on the frame adapter without any play and that it is easy to assemble and remove. Check visually from scratches and marks.

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#	Parts checked:	Action, Check the following:	Pass /No Pass	Date, Sign
9.	Collimator cap exchange Tool
Verify that the valve and tubing works properly.

Set the valve to back valve functionality and verify that the system is tight and vacuum can be achieved.

Set the valve to open and verify that air is let into the system

10.	General	Check the PPS, RU covers and PPC against each other regarding color and gloss.

5 Initialization, start up sequence

5.1      Normal init sequence

Purpose:	To verify that the initialization of all axis works and is robust and that the values given are according to the calibration files. To verify emergency stop.
Strategy:	Run initialization sequences.
Acceptance Criteria:	Init sequences normally performed.
Precondition:	Complete PERFEXION™ system. System up and running.
Specified Test Configuration and Tools

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Start up the system.	System starts and waits upon OK to perform init sequence.
2.	Let the system perform an init sequence. Stand close to the PPS and check for interference between covers or noises from mechanics.	Init sequence performed. No interference, no noises except what is normal during movement.
3.	Press emergency stop after the system has reached home position after the sectors has performed initialization. Release the emergency stop. Acknowledge the error.	System stops and a system error are generated. The system is reset. GUI asks for an ini sequence to be performed.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
4.	Repeat 2and 3 until 4 ini-sequences have been performed.	See above.
5.	Let the system perform an initialization sequence.	Init sequences performed.
6.	During the 5´th init sequence press emergency stop while the PPS moves.	Check that the PPS stopped accordingly and that the sectors moved to home position.
7.	Release the emergency stop and let the system perform a full ini sequence. Do NOT press emergency stop after this init sequence.
8.
Go to C:/LGK/LogData/PPCLog Check PPC2 log files from each of the init sequences. In the files check the lines that contain Sector5-8, Sector1-4 and Lin Enc Actual. The values within the parenthesis are the configured, the other are the measured ones during the init sequence.
Note the values in the comments field below.
Not more than 0.03 mm differences for each axis from the end stop values given by the initialization files. Repeatability better than +/- 0.02 mm per axis.

Comments:

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6 Normal treatment functionality

6.1      I/O:s and sensors triggered  by user interaction

Purpose:	To verify that all the I/O:s from the various sensors that can be manipulated by the user reaches the computers correctly.
Strategy:	Manually engage all the sensors and check that the SW responds accordingly.
Acceptance Criteria:	The software shall show the correct response for each sensor switching.
Precondition:	A complete system up and running
Specified Test Configuration and Tools	A piece of metal that can engage the inductive sensors one by one Service tool version 1.1.2 or later

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Dock the frame adapter in gamma 90 in the frame fixation.	GUI interlock shows green checked: Gamma angle 90 Docking, Standard G Docked Side protection left Side protection right Room door
2.	Lift the docking lever.	GUI interlock shows no check in “Docked”
3.	Remove the frame adapter and lower the docking lever.	GUI shows no check in: Docking
4.	Dock the frame adapter in gamma 70	GUI reports : Gamma Angle 70 Docking Standard G Docked Side protection left Side protection right Room Door
5.	Dock the frame adapter in gamma 110	Gamma Angle 110 Docking Standard G Docked Side protection left Side protection right Room Door
6.	Lift the left side protection.	GUI shows that side protection left is not in place.
7.	Lift the right side protection	GUI shows the right side protection is not in place.
8.	Pull the doors clutch	GUI says that the doors clutch has been disengaged.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
9.	Push the doors clutch back in its locked position.
10.	Leave treatment mode via Full Control functionality. End the MMI via control-alt- delete
11.	Start the service tool. Initialize the PPC:s	The PPC:s is initialized the tool is ready.
12.	Select STATUS - Servo I/O Pull the X clutch.	The GUI reports that the X clutch is pulled and that the sensor is engaged.
13.	Push the clutch back in position.	Check that the GUI reports that the clutch is back in position.
14.	Pull the Z clutch	The GUI reports that the Z clutch is disengaged
15.	Push the clutch back in position.	Check that the sensor is disengaged and that this is shown by the GUI.
16.	Read status from “PPC1 Digital I/O” in the service tool. Put the small steel piece at frame adapter sensor 1 – 4 one at a time. As seen from the center of the PPS: Close the service tool.	Check that the GUI shows the correct sensors are engaged when the tool is held approximately 0.5 mm from the proximity sensor

Comments:

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6.2      PPS, RU and CS normal performance during a treatment RUN

Purpose:	To verify that a normal treatment can be performed without interruptions. To check the OPC lamps.
Strategy:	Perform test treatment “Normal treatment”
Acceptance Criteria:	No errors, the whole treatment files performed without problems.
Precondition:	Complete PERFEXION™ system. Complete LGP system. Systems connected to each other and up and running.
Specified Test Configuration and Tools	Treatment files according to list in chapter 2.3.

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Load treatment file “Normal treatment”	The treatment is loaded.
2	Dock the frame adapter accordingly to RUN 1, gamma 90 degrees.	Frame is docked all interlocks show green checked. On the OPC: The start button is lit. The Beam Off lamp shows green. In the treatment room: The beam off lamp shows green. The white lamp is on
3	Start the treatment. Press start.
PPS moves to first treatment position in X and Y. Doors are opening.
After PPS has reached the position in X and Y the PPS stops. On the OPC:
The start and enable button are lit.
Beam Off indicator is off. Beam On indicator blinks. On the GUI:
Transport indicator blinks yellow while PPS or doors are moving
In the treatment room:
The white and green are off
The red lamp indicating not beam off lit red as soon as the doors open or as soon as the sectors lock mechanism is lifted.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
4	Press start and enable	PPS moves in Z to almost in. On the OPC: The start and enable button are lit. Beam Off indicator is off Beam On indicator blinks. On the GUI: Transport indicator blinks yellow The doors shows open
5	Release start and enable after almost in is reached
PPS continues to move in slow speed to first treatment position. On the OPC:
The start and enable button are off.
Beam Off indicator is off Beam On indicator blinks. On the GUI:
Positioning indicator blinks yellow

6	PPS position is reached.
PPS stops at the desired PPS coordinate. The sectors move according to the treatment plan. On the OPC:
Beam Off indicator is off Beam On indicator blinks. On the GUI:
Positioning indicator blinks yellow while the sectors move for about 1 second.

7	Sector’s positions are reached.	The treatment starts On the OPC: Beam Off indicator is off Beam On indicator is on. On the GUI: Positioning indicator is goes off. Treatment on goes on.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
8	PPS moves to next treatment position after first shot time elapsed
The RUN continues automatically until all shots have been performed.
The OPC reacts accordingly:
•      Beam On indicator blinks when repositioning
•      Beam On is lit when PPS and sectors are at position
•      Beam Off is lit when the doors are closed and the sectors are locked in their home position
On the GUI:
Positioning indicator blinks yellow while the sectors moves, and the PPS moves.
Movement indicator blinks when the bed is moving in and out.

9	End the treatment after the first run.

Comments:

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6.3       PPS limits against Covers and end stop sensors

Purpose:	To verify that the file used that limits the stroke for the PPS in X, Y and Z against the RU has been correctly implemented and holds for this specific machine.
Strategy:	Use a test treatment. Run a script with a treatment file that holds 20 shots at the limit between the PPS and RU on both sides.
Acceptance Criteria:	All shot positions reached without any interference between PPS and RU.
Precondition:	RU-PPS OFFSET set. Patient microphone turned up and operator loudspeaker as well.
Specified Test Configuration and Tools	Test treatments for checking interference.

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.
Choose the test treatment  “PPS
– Covers left”
Dock the frame adapter. Start the test.
The nominal distance between the PPS and the RU covers  is 3 mm for the extreme positions checked.
Listen for scraping noises through the speakers. Check for interference.

The PPS moves to first position and the doors are opened. The PPS moves to check interference against left covers. No sounds or visible interference of interference.
All positions reached. PPS returns to home position, the doors are closed.
No scraping noises heard

2.
Choose the test treatment  “PPS
– Covers right”
Dock the frame adapter. Start the test.
The nominal distance between the PPS and the RU covers  is 3 mm for the extreme positions checked.
Listen for scraping noises through the speakers. Check for interference.

The PPS moves to first position and the doors are opened. The PPS moves to check interference against left covers. No sounds or visible interference of interference.
All positions reached. PPS returns to home position, the doors are closed.
No scraping noises heard

3.	Check the interface surfaces for scratches or marks.	No scratches or signs of interference.

Comments:

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6.4      System stability and robustness

Purpose:	To verify system robustness over a variety of shot positions.
Strategy:	Perform test treatment “4 RUN:s test”.
Acceptance Criteria:	No errors, the whole treatment file performed without problems.
Precondition:	Complete PERFEXION™ system. Complete LGP system. Systems connected to each other and up and running. No frame docked to frame adapter.
Specified Test Configuration and Tools	Test Treatment file “4 RUN´s test”

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Initialize the system
2	Load test treatment file “4:RUN´s test”	Treatment file is loaded
3	Dock the frame adapter with no frame docked. Dock the frame accordingly to RUN 1, gamma 90 degrees.	Frame adapter is docked all interlocks show green, the start button is lit.
4	RUN the first treatment RUN in gamma 90.	The whole treatment RUN is performed without any interruptions.
5	RUN the rest of the treatment RUN’s according to the treatment file in consecutive order.	The whole treatment is performed without any interruptions.
6	Check the log files if applicable.	No system errors in log file.

Comments:

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6.5      PPS precision versus focus checked with installation diode tool

Purpose:	To verify PPS precision against 4, 8 and 16 mm collimators To verify focus position of 8 and 16 mm versus 4 mm. To verify PPS precision versus 4 mm collimator in two offset positions.
Strategy:	Use diode installation tool, service tool RU PPS offset service
Acceptance Criteria:	Precision according to specifications.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools	Service Tool version 1.1.2. Installation diode tool.

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.
Start the service tool
Initialize the PPC:s Perform mech stop validation
Dock the installation diode tool, connect the correct cable and attach the USB memory with the calibration file.
Make sure that the cable will be able to follow the movements of the PPS without risk of getting tangled.

The system reinitializes and the sequence starts.
2.
Select PPS Precision Validation in the Service Tool GUI

Select
4 mm collimator size Diode Type Center

Dock the installation diode tool and insert the USB. Browse to the installation tools configuration file on the USB.

Start the service

Note the result :

Service completed PPS precision radial within 50 microns

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
3.	Select 8 mm collimator size Diode Type Centre Note the result :	Service completed PPS precision radial within 150 microns
4.	Select 16 mm collimator size Diode Type Centre Note the result: Disconnect the cable to the centre diode	Service completed PPS precision radial within 150 microns
5.	Connect the cable for the long diode position. Make sure that the cable will be able to follow the movements of the PPS without risk of getting tangled.
6.	Select 4 mm collimator size Diode Type Long Note the result: Disconnect the cable to the long diode	Service completed PPS precision radial within 300 microns Each axis within 200 microns
7.	Connect the cable for the short diode position. Make sure that the cable will be able to follow the movements of the PPS without risk of getting tangled.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
8.	Select 4 mm collimator size Diode Type Short Note the result: Disconnect the cable to the long diode	Service completed PPS precision radial within 300 microns Each axis within 200 microns

Comments:

6.6      PPS precision checked with QA Tool

Purpose:	To verify that the QA Tools shows stable and robust values, that the RU and PPS positions with high repeatability.
Strategy:	Perform QA Tool measurements, check log file for exact values.
Acceptance Criteria:	Precision according to specifications below.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools	Calibrated QA Tool implemented in system.

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Start the GUI. Choose QA Tool measurement Reinitialize the system. Dock the QA Tool.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
2	Perform 3 QA measurements. Undock the frame adapter and undock the QA Tool from the frame adapter between every measurement. Dock the QA Tool. Perform another measurement.	QA measurements passed on the GUI.
3	Check the MCU log file for the exact result of the QA measurements. Search for QATEST in the log file.	All QA checks performed with a precision better than 0.05 mm per axis.

Comments:

6.7      Treatment timer tests and sector tests

Purpose:	To verify that the treatment timers are correct and that the correct sectors moves.
Strategy:	Perform test treatment “Timer check”, compare primary and secondary timer and measure manually. Check that the correct sectors move.
Acceptance Criteria:	Max deviation between primary, secondary and an external timer is 9 seconds for a shot with a length of 30 minutes.
Precondition:
Complete PERFEXION™ system. Camera mounted rear of the gamma knife OR person standing behind the Gamma Knife during first part of the test.  Rear cover disassembled. Systems connected to each other and up and running.

Specified Test Configuration and Tools	Treatment file “Timer and sector test”. Manual Timer – “external timer”, i.e. a stop watch.

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Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Load the treatment file “Timer and sector Test” Select RUN1. One person should stand behind the RU or the camera shall be placed so that the sector movements can be seen on the rear of the RU.
2.	Dock the frame adapter and press start.	The doors are opened and the PPS moves in X, Y to first shot position.
3.	Perform the in transport, after almost in is reached release start and enable.	The sectors stand in the off position, PPS moves slowly to first treatment position.
4.
The treatment file now performs 16 shots in the same PPS position, each 6 seconds. Each shot has 7 sectors plugged and one opened. Shots follow in consecutive order from sector 1 – 8.

The sectors shall be numbered as below seen from behind of the RU:

Closely check the sector movements so that:
•      The correct sector moves
•      The cable to the linear scale can move without risk of stretching or getting tangled
•      The rest of the moveable parts can perform their movements smooth without interference

Sector 1 moves to collimator 16 for shot 1, remains still for 6 seconds, then moves to off then to collimator 8 and remains still for 6 seconds.
Then sector 2…- 8 continues in the same manner.
The timer starts for each sector that comes into position.

The movements are smooth and the cables have no risk for wear.

5.	Let the RUN finish, then go out of the treatment room and choose RUN 2.
6.	Show the secondary timer on the GUI by pressing F3 button.	Secondary timer is shown.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
7.	Perform the in transport. When the GUI indicates beam on, start the external timer. A shot of 30 minutes is started.	Sectors move to 4 mm beam on.
8.
After the shot time elapsed and the GUI indicates beam off, stop the external timer.

Check the primary timer and note the time in the comment field.

Check the secondary timer and note the time

Check the external timer and note the time.
A deviation between the primary, secondary and external timer of less than 9 seconds.

Comments:

6.8      PSS functionality – cameras & Loud Speakers & Microphone & CD-Player

PURPOSE:	To verify the PSS.
Strategy:	Check the cameras/loudspeakers/microphones functionality.
Acceptance Criteria:	See below.
Precondition:	A complete system.

#	Action:	Pass /No Pass	Date, Sign
1.	Check cameras, i.e. zooming (zoom +/-) and focus (focus +/-) work correctly.
2.	Check the patient dialog by checking the microphones and operator panel. Press talk, check and adjust operator volume +/- (loudspeakers & microphone)

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#	Action:	Pass /No Pass	Date, Sign
3.	Check the patient volume +/- (loudspeakers and microphone) only adjusts volume of the music
4.	Adjust operator and patient mic sensitivity
5.	Check the music in functionality by applying an external sound source

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7 Clearance check QA check

7.1      Check of clearance  check tool and manual  control functionality for clearance  check

Purpose:	To verify all system parts needed for clearance check including the manual control. To verify the QA tool with respect to clearance check.
Strategy:	Perform test treatment “Clearance check test run” with the QA tool docked.
Acceptance Criteria:	No errors, the whole clearance check performed without problems. Accept - reject according to below.
Precondition:	Complete PERFEXION™ system. Complete LGP system. Systems connected to each other and up and running.
Specified Test Configuration and Tools	Treatment test files according to list in chapter 2.3.

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Load the test treatment file “Manual Control check and Clearance check w QA Tool X, Y, Z ”	Treatment file loaded.
2	Attach the clearance check tool to the PPS. Dock the QA Tool to the frame adapter and the frame adapter in the frame fixation.
Clearance check tool docked smoothly and properly without any interference against covers. The tool can be docked to the bottom, check so that there are no interference parts on the surface it rests against.
The GUI shows clearance check tool docked and frame adapter docked in gamma 90.
Clearance check ready to start.

3
Follow the commands given by the GUI, perform a complete clearance check. Reject the clearance check positions that cannot be performed with the QA tool (CCT touching or interferences the QA Tool). Use the left manual control for shot 1 – 8 and the right manual control for shot 8-16.
Let the PPS return to the home position after the clearance check is performed.
GUI reacts accordingly to the hand controls button pressed.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
4	Check the results of the clearance check.
Accepted and rejected positions
according to:
1)    Accept
2)    Reject
3)    Accept
4)    Reject
5)    Accept
6)    Reject
7)    Accept
8)    Reject
9)    Accept
10)  Reject
11)  Accept
12)  Reject
13)  Accept
14)  Reject
15)  Accept
16)  Reject

5	Cancel the RUN after the PPS has returned to the home position.	The GUI shows the clearance test results before the run is cancelled.

Comments:

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8 Safety and Emergency

8.1      Pause functionality and release  of start and enable

Purpose:	To verify the functionality start, enable and pause.
Strategy:	Perform a normal treatment, press home.
Acceptance Criteria:	PPS returns stops or return to home position without any errors.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools	Treatment file “Normal treatment”

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Load the test file “Normal treatment run”.	Treatment file loaded.
2	Select run 1 and dock the frame adapter.	Start button lit.
3	Start the treatment, perform a normal in sequence.	Doors open, bed moves to first X and Y position.
4	During in sequence, release the start and enable buttons.	PPS stops.
5	Press the start and enable buttons.	PPS continues to move in
6	During the RUN when the PPS is in the treatment cavity – press Pause button.	PPS returns to home position. Doors are closed Sectors go to home position.
7	Resume the treatment, perform an in sequence, move the PPS into the treatment cavity.	Treatment continues were it was interrupted.
8	Deactivate the “treatment room door closed” input.	A Pause is generated. PPS returns to home position, doors are closed, sectors goes to home position.
9	Re-activate the treatment room door closed input. Resume the treatment, perform an in sequence.	Treatment continues were it was interrupted.
10	Turn the Key on the OPC to off position.	A Pause is generated. PPS returns to home position, sectors goes to home position, doors are closed.
11	Cancel the treatment.
12	Turn the Key on again.

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Comments:

8.2      Emergency stop, emergency exit and foot squeeze protection

Purpose:	To verify safety system parts that controls emergency stop and emergency exit works properly.
Strategy:	Perform a normal treatment, press emergency stop then release the emergency stop.
Acceptance Criteria:	PPS stops when pressing emergency stop. PPS performs an emergency exit after the emergency stop is released.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools	Treatment file “Normal treatment” External timer

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Load the test file “Normal treatment run”.	Treatment file loaded.
2	Select run 1 and dock the frame adapter.	Start button lit.
3	Start the treatment, perform a normal in sequence.	Doors open, bed moves to first X and Y position.
4	During beam on - press emergency stop.	PPS remains still. Sectors are moved to home position. The new status of the sectors is shown on the GUI. The white light is lit on the light tower.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
5
Be prepared with the external timer.
Release the emergency stop. Start the external timer. Measure:
1)        The time it takes for the PPS to move out and stop
2)        The time it takes for the doors to close from they start to move until the movement stops

System performs emergency exit,
i.e. the bed is taken to the out position and the doors are closed.

1)    Not more than 14 seconds for the PPS movement

2)    Between 16 to 20 seconds for the doors movement

The system needs to be reinitialized after the PPS has come out and the doors are closed.

7	Reinitiate the system. Resume the treatment, the PPS moves into the treatment cavity and the run continues.	PPS moves into the treatment cavity, the run is continued.
8	During a movement with the PPS between two shot positions – press Emergency Stop.	PPS stops immediately. The sectors move to home position.
9	Release the emergency stop.	System performs emergency exit, i.e. the bed is taken to the out position and the doors are closed.
10	Reinitiate the system. Resume the treatment, PPS moves into the treatment cavity and the run continues.	PPS moves into the treatment cavity, the run is continued.
11	Press Pause.	The PPS returns to home position and the doors close
12	After the green light is illuminated immediately enter the treatment room and activate the foot squeeze protection while the PPS travels to home.	The PPS stops immidiately. A system error is generated after 3 seconds.
11	Cancel the run and reinitiate the system

Comments:

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8.3      QA test emergency alarm

Purpose:	To verify the emergency alarm and the mute functionalities activated via the QA test.
Strategy:	Perform the QA emergency alarm.
Acceptance Criteria:	Emergency alarm generated and possible to mute.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Choose QA tests on the GUI
2.	Select emergency alarm	Emergency alarm starts to blink and sound.
3.	Press mute.	Alarm is silenced.
4.	Wait two minutes and the emergency alarm starts to sound again.	Emergency alarm sounds again after 2 minutes.
5.	End QA test.

Comments:

8.4      Collimator cap emergency stop

Purpose:	To verify the safety system functionality of the collimator cap emergency stop. To verify the clutches and emergency alarm.
Strategy:	Engage the collimator cap during a treatment.
Acceptance Criteria:	The system shall perform an emergency stop, it shall be possible to manually pull out the PPS and to close the doors. The emergency alarm shall be correctly engaged.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools	Test treatment file “Collimator cap emergency stop ”

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Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Dock the frame adapter and the QA Tool.
2.
Load the test treatment “Collimator Cap emergency stop” Choose RUN2 to test a point on the upper half of CC, choose RUN1 to test a point on the lower half of CC. Only one of the positions  is necessary to test. Start the treatment. Perform the in sequence.
Treatment loaded. PPS moves to first treatment position.
3.	Watch the QA Tool closely during movement between the shot positions through the PSS.
During a move to the third shot position  the collimator cap indicates collision.
Collision indicated  before the position  is reached.
PPS stops, sectors moves to home position.
Emergency alarm is activated.

4.	Press mute on the OPC. Check that the white light is lit on the lamp tower.	Emergency alarm is silenced for 2 minutes. White light is lit.
5.	Pull the Z clutch and manually pull the PPS Z out of the radiation unit.	Clutch can be pulled. PPS can be moved out of the radiation unit by one person.
6.	Open the latch on the right side of the RU. Push the doors clutch and attach the doors tool. Manually close the doors.	Clutch can be pushed, doors can be closed. The green light indicating safe system is lit as the doors are closed.
7.	Pull the X clutch and move the patient towards the center in X.	PPS can be moved in X- direction.
8.	Put all three clutches back to normal position. Check that the emergency alarm has been cleared.	All clutches can be set back to normal position. No more emergency alarm present.
9.	Cancel the treatment. And let the system initialize.

Comments:

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8.5      Safety system interlocks test

Purpose:	To verify the safety system hardware interlocks.
Strategy:	Engage the interlocks via running service scripts.
Acceptance Criteria:	Safety system reacts according to specifications.
Precondition:	Complete PERFEXION™ system, service tool running instead of normal application.
Specified Test Configuration and Tools	Service tool version 1.1.2 or later.

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Start the service tool. Perform PPC initialization and mech stop validation.	Tool ready to run.
2.
Select Control – PPS free movement choose PPS as coordinate system Set Z=350 mm, speed 10 mm/s and start the movement Acknowledge the warnings.

Be prepared with the Emergency stop button. If the PPS is closer than 50 mm from the doors with the frame fixation - Press emergency stop.

PPS moves in Z-direction 250 - 300 mm then stops. The desired position is NOT reached.
3.	Abort the service. Pull the Z-clutch and pull the PPS out 100 mm and push the clutch.
4.	Perform PPC initialization and mech stop validation in the service tool. Open the doors fully. Move the PPS in Z direction to PPS coordinate 350 mm.	The doors are opened. The PPS moves into a position where the frame fixation has 100 mm to the doors.
5.	Close the doors fully with the Doors free movement. The service tries to close the doors.	Doors stand still.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
6.	Stop the service. Close Doors free movement service. Move the PPS to Z=50 in PPS coordinates with the PPS free movement. Open Doors free movement service. Close the doors with the doors free movement.	PPS moves to expected coordinate The doors are closed.

8.6      Manual pull out in X and Z

Tested in collimator cap emergency stop.

8.7      Emergency closing Doors

Tested in collimator cap emergency stop.

8.8      Manual pull sectors to home position

Purpose:	To verify that the voltage to the SDU can be switched off and the sectors pulled to HOME position manually.
Strategy:	During a treatment manually pull the sectors to home.
Acceptance Criteria:	All sectors can be manually pulled to home.
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools	Treatment file “Normal treatment”

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Load the treatment file “Normal treatment” Take off the rear cover of the RU. Stand behind the RU.	Treatment file loaded.
2.	Dock the frame adapter. Press start and perform in transport.	First shot started after in transport performed.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
3.	During the first shot, Switch off the SDU power on the ECU.
System error generated.
The PPS moves to out position and the doors are closed with emergency exit. The sectors do not move. The solenoids are deactivated and their shafts rest on the sector drive shafts.

4.	Manually pull the sectors to home, sector by sector.	All sectors can be manually pulled to home position with a reasonable force (<250 N).

Comments:

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9 UPS, Uninterrupted Power Supply

9.1      Battery capacity and Mains failure test

Purpose:	To check the capacity of the UPS’s
Strategy:	Disconnect the power to the system for 20 minutes. Check initial voltage and remaining voltage.
Acceptance Criteria:	UPS capacity: minimum value after 20 min is > 44 V for medical UPS, > 216 V for office UPS 230 V, > 105 V for office UPS 120 V, > 95 V for office UPS 100 V.
Precondition:	- A complete system - The system must be ON for at least 3h, so the batteries are fully charged. - Voltmeter
Procedure:
1.    Disassemble the connector  shell on cable 141 which is connected  to ECU:C2 (PPS Power)
2.    Measure  Medical UPS voltage level (48V between pin 1 and 5 on connector  C2)
3.    Measure  the Office UPS voltage level on the back of UPS
4.    Start the test treatment “1shotlong”.
5.    Trigger mains failure on the Medical UPS when beam on is activated  and wait 1 minute until the treatment is paused (due to mains failure)
6.    Trigger mains failure on Office UPS (e.g. use input switch on UPS front) and wait 18 minutes
7.    Measure  the Office UPS voltage level and restore power afterwards (note that the MCU is shut down after 20 minutes of mains failure)
8.    Measure  the Medical UPS voltage level
9.    Reassemble the connector  shell.

Action	Measured value (V)	Accepted value (V)	Pass /No Pass	Date, Sign
The battery voltage after power failure.
Medical		> 50
Office 230		>220
Office 120		>110
Office 100		> 98
The battery voltage after 19 min after power failure.
Medical		> 44
Office 230		>216
Office 120		>105

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Office 100	> 95

Action	Pass /No Pass	Date, Sign
The system detects the power failure, and enters pause mode after 1 min
Possible to resume treatment after power failure (might have to wait a while before the batteries has been recharged, normally <30 minutes)

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10 LGP hardware and MCU connections

10.1    Create, search and load a treatment file

Purpose:	To verify that the LGP hardware and the communication between the MCU computer and the database works, that the time sync is correct.
Strategy:	Use a treatment file in the database, test connection.
Acceptance Criteria:	The test can be performed without any problems.
Precondition:	Complete PERFEXION™™ system. Complete LGP system. Systems connected to each other and up and running. LGK system in treatment mode. Dose rate set in LGP.
Specified Test Configuration and Tools

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.	Create a patient file in LGP (Patient, Open, New…) and fill in the required fields.	Patient file created.
2.	Set 80 mm for all skull values (Plan, Skull…). Do not use simulated values.	Skull values entered and accepted.
3.	Indicate that the frame cap fits (Plan, Frame…). Do not use simulated values.	Frame configuration entered and accepted.
4.	Set a matrix at 100, 100, 100 (Plan, Target…) and set a single 16 mm shot in 100, 100, 100. (Plan, Shot…).	Matrix and single 16 mm shot set in 100, 100, 100.
5.	Modify the reference dose until the indicated shot time is less than 10.00 minutes (Plan, Ref dose…).	Resulting shot time <10.00 minutes (shot time is indicated in the status dialog, Plan, Status…).
6.	Approve the treatment plan (Plan, Approve…).	Treatment plan approved.
7.	Print the treatment plan (Patient, Print…).	Treatment protocol printed.
8.	Export the treatment plan (Patient, Export).	Treatment plan exported.
9.	Choose treatment on MCU GUI	LGP database answers and the treatment file created are shown.
10.	Select the treatment file and load it to the MCU. Accept the treatment file.	Treatment file is normally loaded and the correct treatment file can be seen in the MCU GUI.

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
11.	Perform the full treatment.	Dose delivered according to the dose plan .
12.	Finish the treatment Print the reports.	The treatment is performed and not shown when browsing from the MCU.

Comments:

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11 Site specific equipment connected to the system

Purpose:	To verify site specific equipment
Strategy:	Test according to the site specific drawings
Acceptance Criteria:	Reactions according to the customer requirements
Precondition:	Complete PERFEXION™ system. Complete site.
Specified Test Configuration and Tools

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1	Check the installation drawing for all site specific connections.	Clearly understood which I/O:s the site wants to connect to the system.
2	Perform tests that either activates the system from the site inputs or the system activates the equipment. Examples are: • auxiliary emergency stops • red lamp outside treatment room • etc.	System and site specific equipment reacts as expected.

Comments:

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12 Precision test with Filmholder

12.1    PPS Precision measurement

Purpose:	To verify the PPS precision in one additional position compared to the installation diode tool (low X and high Y Leksell coordinates)
Strategy:	Perform a test with the filmholder offset from 100, 100, 100
Acceptance Criteria:	Precision error less than 0.5 mm radial
Precondition:	Complete PERFEXION™ system.
Specified Test Configuration and Tools
Filmholder for Perfexion, 1002964
Test treatment “PPS precision at 40 160 100” placed among the test treatments at MCU.
For film handling and type of Film see Installation Manual for Perfexion, 1005126, section “accuracy in dose delivery”

Procedure:
#	Action:	Expected Response:	Pass /No Pass	Date, Sign
1.
Set up the filmholder so that the film housing and needle is positioned in Leksell 40, 160, 100, i.e. the top right corner of the base plate.
Position it for measurements in the X-Z-plane.

Ensure that there is no gap between the film housing and the filmholder base and that it is firmly attached.

2.	Load the test treatment “PPS precision at 40_160_100”. Select RUN 1

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#	Action:	Expected Response:	Pass /No Pass	Date, Sign
3.	Dock the filmholder to the frame adapter and the frame adapter to the frame fixation. Make sure that there is no play against patient left side between frame adapter and frame fixation.
4.	Cut one film and place it in the filmholder. Mark the film (40, 160, 100, X-Z) and the direction of the coordinate axis with a thin permanent pen. Place the film in the filmholder.
5.	Tighten the screws that hold the clamp to the housing of the filmholder. Pierce a hole in the film with the needle.
6.	Perform the test treatment	A mark from the needle is seen virtually in the centre of the radiation exposure.
7.	Store the exposed film in a preferably dark envelope
8.	Turn the filmholder to measure in the Y-Z-plane.
9.	Cut one film and place it in the filmholder. Mark the film (40, 160, 100, Y-Z) and the direction of the coordinate axis with a thin permanent pen. Place the film in the filmholder.
10	Tighten the screws that hold the clamp to the housing of the filmholder. Pierce a hole in the film with the needle.
11	Perform the test treatment.	A mark from the needle is seen virtually in the centre of the radiation exposure.
12	Store the exposed film in a preferrably dark envelope
13	Reload the test treatment again and repeat 4 – 9 another time so that four measured films are made.
14	Send the films to Manager of Physics department at R&D (Stockholm) as soon as possible. Attach information of what site, name and date of measurement.

ELEKTA INSTRUMENT AB	Work Instruction

Article No 715000	Doc No 1002420	Revision 05	Page(pages) 44(46)

Comments:

13 Storage of calibration files and log files

13.1     Calibration files

When the installation tests are completed the final configuration files (located at C:\LGK\Configurationdata) shall be burned on a CD which shall be left at the site. (If not possible, use a USB memory stick.) Label the CD Config files, LGK <S/N>, <date>. Also destroy the original CDs with configuration files.

Files have been stored at site:

Date	Sign

The files shall also be sent to Elekta where they are stored centrally. Mail the files to LGKconfig@elekta.com.

Files have been sent to Elekta:

Date	Sign

13.2    Log files

All the log files from the installation tests shall be sent to Elekta as an attachment to this protocol. Copy the folder C:\LGK\LogData to a USB memory stick.

Files have been copied to a USB memory stick:

Date	Sign

ELEKTA INSTRUMENT AB	Work Instruction

Article No 715000	Doc No 1002420	Revision 05	Page(pages) 45(46)

14 Remarks & Deviations

	Remark	Item	Sign.	Date	Report no/id
a.	Approved: ❏
b.	Approved: ❏
c.	Approved: ❏
d.	Approved: ❏
e.	Approved: ❏
f.	Approved: ❏
g.	Approved: ❏
h.	Approved: ❏
i.	Approved: ❏
j.	Approved: ❏

ELEKTA INSTRUMENT AB	Work Instruction

Article No 715000	Doc No 1002420	Revision 05	Page(pages) 46(46)

	Remark	Item	Sign.	Date	Report no/id
k.	Approved: ❏
l.	Approved: ❏
m.	Approved: ❏
n.	Approved: ❏
o.	Approved: ❏
p.	Approved: ❏
q.	Approved: ❏
r.	Approved: ❏

Exhibit D

FORM OF BILL OF SALE

BILL OF SALE

This BILL OF SALE is executed and delivered effective as of July 15, 2011 (the “Effective Date"), by GK FINANCING, LLC, a California limited liability company ("GKF"), and LEHIGH VALLEY HOSPITAL, a not-for-profit Pennsylvania hospital corporation ("LVH").

1.
In consideration of the “Termination Payment” as set forth in that certain Second Amendment To Equipment Lease Agreement dated effective as of July 11, 2011 (the “Amendment”), GKF hereby sells, bargains, grants, assigns, conveys, transfers and delivers to LVH, and LVH hereby accepts, all of GKF’s right, title and interest to (i) the equipment listed on Schedule A attached hereto (collectively, the "Equipment"), and (ii) all of those warranties, servicing rights, and other contractual rights pertaining to the ownership of the Equipment that GKF may have with Elekta relating to the Perfexion.

2.
GKF hereby covenants and agrees with LVH that it will duly execute and deliver all such deeds, bills of’ sale, endorsements, assignments, drafts, checks, and other instruments of transfer as may be necessary or helpful more fully to sell, transfer, assign and convey to and to invest in LVH, the Equipment hereby sold, transferred, assigned and conveyed by this Bill of Sale.

3.
GKF represents and warrants that it has full, complete and absolute right to transfer the Equipment to the LVH. GKF further represents and warrants that the Equipment is free and clear of all liens, claims, debts, liabilities, liens and encumbrances of any kind. All of the terms and provisions of this Bill of Sale shall be binding upon GKF and its respective successors and assigns, and shall inure to the benefit of the LVH and its successors and assigns.

4.
GKF IS SELLING THE EQUIIPMENT IN ITS "AS IS," “WHERE IS” CONDITION.  GKF, NOT BEING THE MANUFACTURER OF THE EQUIPMENT OR THE MANUFACTURER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, AS TO THE EQUIIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, DESIGN, CONDITION, DURABILITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, AND ALL WARRANTIES, EXPRESS OR IMPLIED, ARE EXCLUDED FROM THIS BILL OF SALE AND SHALL NOT APPLY TO THE GOODS SOLD.  THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

5.
This Bill of Sale is being executed and delivered pursuant to Section 5 of the Amendment.  This Bill of Sale is in all respects subject to the provisions of the Amendment and is not intended in any way to supersede, limit or qualify any provision of the Amendment.

6.	This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to the principles of conflicts of laws.

[Signatures continued on nest page]

IN WITNESS WHEREOF, GKF has caused this Bill of Sale to be executed by its duly authorized officers effective as of the Effective Date.

GK FINANCING, LLC

		By:	/s/ Ernest A. Bates, M.D.
Ernest A. Bates, M.D.
President and CEO

AGREED AND ACCEPTED:

LEHIGH VALLEY HOSPITAL

By:	/s/Ronald W. Swinfard, M.D.
Ronald W. Swinfard, MD
President and CEO

Schedule A to Bill of Sale

Equipment

Quantity	Description

1	Leksell Gamma Knife Perfexion, serial no. 6119

2	Leksell Coordinate Frame Kit for Perfexion

1	Leksell Gamma Knife Dosimetry Phantom

1	Film Holder Tool